                                                                    EXHIBIT 2.11

C L I F F O R D                                   LIMITED LIABILITY PARTNERSHIP
C H A N C E


                                            EXECUTION VERSION

                                                 CERTIFIED TRUE
                                                 COPY
                         DATED 28 FEBRUARY 2002  CLIFFORD CHANCE
                                                 LIMITED LIABILITY PARTNERSHIP
                                                 200 ALDERSGATE STREET
                                                 LONDON EC1A 4JJ
                                                              [SIG]
                                                 ------------------------------

                      HARMONY GOLD MINING COMPANY LIMITED
                                 AS THE COMPANY

                                 CITIBANK, N.A.
                           AS MANDATED LEAD ARRANGER

                                      with

                           CITIBANK INTERNATIONAL plc
                                    AS AGENT

                           CITIBANK INTERNATIONAL plc
                              AS SECURITY TRUSTEE

                                      and

                                     OTHERS

                 ----------------------------------------------

                                 US$80,000,000
                          LOAN NOTE FACILITY AGREEMENT

                 ----------------------------------------------

                                    CONTENTS


CLAUSE                                                                      PAGE


1.  Definitions And Interpretation .......................................... 1
2.  The Facility ............................................................15
3.  Purpose .................................................................15
4.  Conditions of Utilisation ...............................................16
5.  Utilisation .............................................................17
6.  Repayment ...............................................................19
7.  Prepayment And Cancellation .............................................19
8.  Interest ................................................................22
9.  Interest Periods ........................................................22
10. Changes To The Calculation Of Interest ..................................24
11. Fees ....................................................................25
12. Tax Gross Up And Indemnities ............................................26
13. Increased Costs .........................................................28
14. Other Indemnities .......................................................29
15. Mitigation By The Lenders ...............................................30
16. Costs And Expenses ......................................................31
17. Guarantee And Indemnity .................................................32
18. Representations .........................................................35
19. Information Undertakings ................................................39
20. Financial Covenants .....................................................41
21. General Undertakings ....................................................43
22. Events Of Default .......................................................50
23. Changes To The Lenders ..................................................54
24. Changes To The Obligors .................................................56
25. Role Of The Agent And The Mandated Lead Arranger ........................59
26. Conduct Of Business By The Finance Parties ..............................64
27. Sharing Among The Lenders ...............................................64
28. Payment Mechanics .......................................................66
29. Set-Off .................................................................69
30. Notices .................................................................69
31. Calculations And Certifications .........................................71

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32. Partial Invalidity ......................................................71
33. Remedies And Waivers ....................................................71
34. Amendments And Waivers ..................................................71
35. Counterparts ............................................................72
36. Governing Law ...........................................................73
37. Enforcement .............................................................73

Schedule 1 THE ORIGINAL PARTIES .............................................74
    Part I The Original Obligors ............................................74
    Part II The Original Lenders ............................................75

Schedule 2 CONDITIONS PRECEDENT .............................................76
    Part I Conditions Precedent To Initial Utilisation ......................76
    Part II Conditions Precedent Required To Be Delivered By An Additional
      Guarantor .............................................................80

Schedule 3 REQUESTS .........................................................82
    Part I Utilisation Request ..............................................82
    Part II Selection Notice ................................................83

Schedule 4 MANDATORY COST FORMULAE ..........................................84

Schedule 5 FORM OF TRANSFER CERTIFICATES ....................................86
    Part I Transfer Certificate .............................................86
    Part II LMA Transfer Certificate (Par)...................................88

Schedule 6 FORM OF ACCESSION LETTER .........................................92

Schedule 7 FORM OF RESIGNATION LETTER .......................................93

Schedule 8 FORM OF COMPLIANCE CERTIFICATE ...................................94

Schedule 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING ..........................97

Schedule 10 TIMETABLES .....................................................101

Schedule 11 LOAN NOTE PROVISIONS ...........................................102

Schedule 12 COVER LETTER FOR CONSTITUTION ..................................109

Schedule 13 EXISTING SECURITY ..............................................110

THIS AGREEMENT is dated 28th February 2002 and made between:

(1) HARMONY GOLD MINING COMPANY LIMITED a company incorporated under the laws of the Republic of South Africa with registered number 1950/038232/06 (the "COMPANY");

(2) THE SUBSIDIARY of the Company listed in Part I of Schedule 1 as the borrower (the "BORROWER");

(3) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company, the "ORIGINAL GUARANTORS");

(4)  CITIBANK, N.A. (the "MANDATED LEAD ARRANGER");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS");

(6)  CITIBANK INTERNATIONAL PLC as agent of the Lenders (the "AGENT"); and

(7) CITIBANK INTERNATIONAL PLC as security trustee for and on behalf of the Finance Parties (the "SECURITIES TRUSTEE").

IT IS AGREED as follows:


                                   SECTION 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS
     In this Agreement:

     "ABN" means Australian Business Number.

     "ACN" means Australian Company Number.

     "ACCESSION LETTER" means a document substantially in the form set out in
     Schedule 6 (Form of Accession Letter).

     "ACCOUNT CHARGE" means the security agreement to be delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) made between the Security Trustee and the Borrower creating security over the Interest Reserve Account.

     "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

     "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "ASSOCIATE" has the meaning given to that term in s128F(9) of the Australian Tax Act.


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"ASIC" means the Australian Securities and Investments Commission.

"ASX" means the Australian Stock Exchange Limited.

"AUSTRALIAN TAX ACT" means the Income Tax Assessment Act 1936 of the Commonwealth of Australia.

"AUSTRALIAN INTEREST WITHHOLDING TAX" means any tax required to be withheld or deducted from any payment of interest (or amount in the nature of interest) under any Finance Documents under Division 11A of Part III of the Australian Tax Act.

"AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

"AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including the date falling 6 Months after the date of this Agreement.

"AVAILABLE COMMITMENT" means a Lender's Commitment under the Facility minus:

(a) the amount of its participation in any outstanding Loan Note Advances under the Facility; and

(b) in relation to any proposed Utilisation, the amount of its participation in any Loan Note Advances that are due to be made under the Facility on or before the proposed Utilisation Date,

"AVAILABLE FACILITY" means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility.

"BREAK COSTS" means the amount (if any) by which:

(a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan Note Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Loan Note Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Sydney and Johannesburg.

"CHANGE OF CONTROL" means the occurrence of any one of the following events or circumstances:

(a) any person or group of persons acting in concert gains control of the Company;

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 (b) following the date (if any) on which the Target becomes a Subsidiary of the Borrower, the Target ceases to be a Subsidiary of the Borrower (PROVIDED THAT there will not be a Change of Control if, within the Clean up Period, the Target ceases to be a Subsidiary of the Borrower due to the exercise of one or more Hill 50 Options by another party and within 15 Business Days of such exercise the Borrower exercises the necessary Hill 50 Options or acquires the necessary Hill 50 Shares to procure that the Target is its Subsidiary);

(c)  the Borrower ceases to be a wholly-owned Subsidiary of the Company;

(d) the Borrower ceases to be a wholly-owned Subsidiary of Harmony Gold Securities Pty Limited;

(e) Harmony Gold Securities Pty Limited ceases to be a wholly-owned Subsidiary of the Company;

(f) New Hampton Goldfields Limited ceases to be a wholly-owned Subsidiary of Harmony Gold (Australia) Pty Limited; and

(g) Harmony Gold (Australia) Pty Limited ceases to be a wholly-owned Subsidiary of the Company.

For the purpose of paragraph (a) above "CONTROL" means:

(i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

      (A) cast, or control the casting of, more than one-half of the maximum number of votes that can ordinarily be cast at a general meeting of the Company; or

      (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

      (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

(ii) the holding of more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

For the purpose of paragraph (a) above "ACTING IN CONCERT" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

"CLEAN UP PERIOD" means the period from the date on which the Borrower becomes the registered holder of more than 50% of the Hill 50 Shares to the date falling five Months after that date.

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"COMMITMENT" means:

(a) in relation to an Original Lender, the amount set opposite its name under the head "Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment it acquires; and

(b)  in relation to any other Lender, the amount of any Commitment it acquires,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

"CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in the form set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

"CORPORATIONS ACT" means the Corporations Act 2001 of the Commonwealth of Australia.

"DEFAULT" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) be an Event of Default.

"ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"ENVIRONMENTAL LAW" means any applicable law or regulation having the force of law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

"ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

"EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 22 (Events of Default).

"FATA" means the Foreign Acquisitions and Takeovers Act 1975 of the Commonwealth of Australia.

"FACILITY" means the US Dollar loan note facility made available under this Agreement as described in Clause 2 (The Facility).

"FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

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"FEE LETTER" means any letter or letters dated:

(i)  20 December 2001 between the Mandated Lead Arranger and the Company; and

(ii) 20 December 2001 between the Agent and the Company,

setting out any of the fees referred to in Clause 11 (Fees).

"FINANCE DOCUMENT" means this Agreement, the Security Trust Agreement, the Loan Note Deed Poll, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Company.

"FINANCE PARTY" means the Agent, the Security Trustee, the Mandated Lead Arranger or a Lender and "FINANCE PARTIES" means the Agent, the Security Trustee, the Mandated Lead Arranger and the Lenders.

"FINANCIAL INDEBTEDNESS" means (without double counting) any indebtedness for or in respect of:

(a)  moneys borrowed;

(b)  any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value on the date of calculation shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)  any amount raised by the issue of redeemable shares; and

(j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

"FIRB APPROVAL" means the approval by the Foreign Investment Review Board in respect of the transactions contemplated under the Offer Documents.

"FIRST UTILISATION DATE" means the first Utilisation Date in respect of the Facility.

"GROUP" means, at any time, the Company and its Subsidiaries at that time, for the time being (PROVIDED THAT, for the purposes of Clauses 18 (Representations) and 21 (General Undertakings) only, such term shall only include the Target and its Subsidiaries following the expiry of the Clean up Period).

"GROUP STRUCTURE CHART" means the group structure chart in the agreed form showing as at the date of the Offer (and immediately after the Target becomes a Subsidiary of the Company):

(a) all members of the Group;

(b) any person in which any member of the Group has an interest in 50% or more of the issued share capital or equivalent ownership interest of such person;

(c) the jurisdiction of incorporation or establishment of each person within paragraph (a) above; and

(d) that all Original Obligors (other than the Company) are wholly-owned Subsidiaries of the Company.


"GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

"HILL 50 OPTIONS" has the meaning given in the Offer Document except that at any time it shall be taken to: (a) exclude any options which have already been converted into Hill 50 Shares; and (b) include any options convertible into Hill 50 Shares which have been issued by the Target since 21 December 2001, in each case at that time.

"HILL 50 SHARES" has the meaning given in the Offer Document.

"HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"IAS" means International Accounting Standards.

"INDEBTEDNESS FOR BORROWED MONEY" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g), (h) and (i) of the definition of "FINANCIAL INDEBTEDNESS".

"INFORMATION MEMORANDUM" means the document dated January 2002 in the form approved by the Company concerning the Original Obligors which, at the Company's request and on its behalf, was prepared in relation to this transaction and distributed by the Mandated Lead Arranger to selected financial institutions before the date of this Agreement.

"INTEREST PERIOD" means, in relation to a Loan Note Advance, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"INTEREST RESERVE ACCOUNT" means the account held in the Borrower's name with the Security Trustee, account no. 084310 or such other account held by the Borrower with the Security Trustee and identified as the Interest Reserve Account (as the same may be redesignated, substituted or replaced from time to time) and over which Security, in form and substance satisfactory to the Agent, has been created by the relevant Security Document.

"LENDER" means:

(a)  any Original Lender; and

(b) any bank of financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan Note Advance:

(a)  the applicable Screen Rate; or

(b) (if no Screen Rate is available for US Dollars for the Interest Period of that Loan Note Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market;

as of the Specified Time on the Quotation Day for the offering of deposits in US Dollars and for a period comparable to the Interest Period for that Loan Note Advance.

To the extent that this definition relates to any Unpaid Sum and such Unpaid
Sum is due to be paid in a currency other than US Dollars, then references to US Dollars in this definition (other than in this paragraph) or any definition used in this definition shall be construed as references to such other currency.

"LITIGATION DISCLOSURE LETTER" means the letter from the Company to the Agent delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) setting out various matters relating to ongoing proceedings.

"LOAN NOTE" means a debenture issued by the Borrower in accordance with the Loan Note Deed Poll and this Agreement.

"LOAN NOTE ADVANCE" means an advance (as from time to time consolidated) made under the Facility or the principal amount outstanding of that advance.

"LOAN NOTE DEED POLL" means the loan note deed poll executed on or about the date of this Agreement by the Borrower.

"LMA" means the Loan Market Association.

"MAJORITY LENDERS" means:

(a) if there are no Loan Note Advances then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b) at any other time, a Lender or Lenders whose participations in the Loan Note Advances then outstanding aggregate more than 66 2/3% of all the Loan Note Advances then outstanding.

"MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"MARGIN" means:

(a) in circumstances where all of the Hill 50 Shares and Hill 50 Options are acquired by the Borrower on or before the date falling 11 Months after the date of this Agreement, 1.50 per cent. per annum for any period following thereafter; or

(b) otherwise, 1.60 per cent. per annum.

"MATERIAL ADVERSE CHANGE" means the occurrence of any event or series of events which in the reasonable opinion of the Majority Lenders might have a material adverse effect on:

(a) the business, condition (financial or otherwise), operations or prospects of the Borrower and/or any Obligor and/or the Target;

(b) the ability of an Obligor to comply with any of its obligations under the Finance Documents; or

(c) the legality, validity or enforceability (or in the case of any Security Document, the perfection) of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

"MEMORANDA OF DEPOSIT" means the memorandum of deposit entered into between Harmony Gold (Australia) Pty Limited and Citibank International plc and the memorandum of deposit entered into between Harmony Gold Securities Pty Limited and Citibank International plc, each delivered to the Agent pursuant to Clause
4.1 (Initial conditions precedent)(each, individually, a "MEMORANDUM OF
DEPOSIT").

"MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"OBLIGOR" means the Borrower or a Guarantor.

"OFFER" means the offers made, or to be made, by the Borrower on the terms set out or referred to in the Offer Document to acquire all of the Hill 50 Shares and all of the Hill 50 Options not already owned by the Borrower, as the Offer may from time to time be amended, added to, revised, renewed or waived as permitted in accordance with the terms of this Agreement.

"OFFER COSTS" means all costs, fees and expenses (and taxes thereon) and all stamp, documentary, registration or similar taxes incurred by or on behalf of the Borrower in connection with the Offer (including in relation to the Finance Documents).

"OFFER DOCUMENT" means the bidder's statement (and acceptance forms) given by the Borrower which was lodged with the ASIC on 21 December 2001, the letter from the Company's chief executive dated 7 January 2002 and the announcement issued by the Company on 21 February 2002 announcing that the Offer was unconditional, together with any supplementary bidder's statement lodged with ASIC by the Borrower.

"ORIGINAL FINANCIAL STATEMENTS" means:

(a) in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 30 June 2001; and

(b) in relation to each Original Obligor other than the Company and the Borrower, its audited financial statements for its financial year ended 30 June 2001.

"ORIGINAL OBLIGOR" means the Borrower or an Original Guarantor.

"PANEL" means the Takeovers Panel (Australia).

"PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

"PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

"PERMITTED FINANCIAL INDEBTEDNESS" means, only in relation to the Borrower, any Financial Indebtedness:

(a)   arising under or permitted pursuant to the Finance Documents;

(b)   arising under the Interim Facility Agreement (as referred to under Clause
      3.1 (Purpose)); and

(c) not falling within paragraphs (a) or (b) above PROVIDED THAT the aggregate amount does not exceed US$2,500,000 (or its equivalent).

"QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

"QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"REFERENCE BANKS" means the principal London offices of Citibank, N.A., Societe Generale and Australia and New Zealand Banking Group Limited or such other banks as may be appointed by the Agent in consultation with the Company.

"REGISTER" means a register of Loan Notes maintained by the Agent in accordance with Schedule 11 (Loan Note Provisions).

"RELEVANT INTERBANK MARKET" means the London interbank market.

"REPAYMENT DATE" means:

(a) in circumstances where all of the Hill 50 Shares and Hill 50 Options are acquired by the Borrower on or before the date falling 11 Months after the date of this Agreement, each of the days which are 12, 18, 24, 30, 36, 42 and 48 months after the date of this Agreement; and

(b) in circumstances where not all of the Hill 50 Shares and Hill 50 Options are acquired by the Borrower on or before the date falling 11 Months after the date of this Agreement, each of the days which are 24, 30, 36, 42 and 48 months after the date of this Agreement.

"REPAYMENT INSTALMENT" means each instalment for repayment of the Loan Note Advances referred to in Clause 6 (Repayment).

"REPEATING REPRESENTATIONS" means:

(a) on the first date on which each Loan Note Advance is made under the Facility, each of the representations set out in Clause 18.1 (Status) to
      18.22 (No Trading by the Borrower); and

(b) at any other time, each of the representations set out in Clauses 18.1 (Status) to 18.6 (Governing law and enforcement), Clause 18.9 (No material default), paragraph (d)
     of Clause 18.10 (No misleading information), Clause 18.12 (Pari passu ranking) and Clause 18.13 (No proceedings pending or threatened).

"RESIGNATION LETTER" means a letter substantially in the form set out in
Schedule 7 (Form of Resignation Letter).

"SARB APPROVAL" means the exchange control approval by the Exchange Control Department of the South African Reserve Bank in respect of the transactions contemplated under the Finance Documents.

"SCREEN RATE" means the British Bankers' Association Interest Settlement Rate for US Dollars for the relevant period, displayed on the appropriate page (being screen page 3750 at the date of this Agreement) of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent (acting reasonably) may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

"SECURED PARTIES" shall have the meaning given to it in the Security Trust Agreement.

"SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"SECURITY DOCUMENTS" means each of the following documents in agreed form:

(a) the Memoranda of Deposit;

(b) the Account Charge; and

(c) any other document entered into by any member of the Group creating or evidencing Security for all or any part of the obligations of the Obligors under the Finance Documents and which is designated as such by the Agent (or Security Trustee) and the Company.

"SECURITY TRUST AGREEMENT" means the security trust agreement delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) and made between Citibank International plc as Security Trustee, Citibank International plc as Agent, Citibank, N.A. as Mandated Lead Arranger, the Lenders, the Company, the Third Party Security Providers and the Obligors.

"SELECTION NOTICE" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods) in relation to the Facility.

"SPECIFIED TIME" means a time determined in accordance with Schedule 10 (Timetables).

"SUBSIDIARY" means in relation to any company or corporation, a company or corporation:

(a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation.

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its management and policies and/or to control the composition of its board of directors or equivalent body.

"TARGET" means Hill 50 Limited (ABN: 44 005 482 842).

"TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and (for the avoidance of doubt) includes Australian Interest Withholding Tax.

"TAXES ACT" means the Income and Corporation Taxes Act 1988.

"TERMINATION DATE" means in relation to the Facility the date falling 48 Months after the date of this Agreement.

"THIRD PARTY SECURITY PROVIDERS" means Harmony Gold (Australia) Pty Limited and Harmony Gold Securities Pty Limited.

"TOTAL COMMITMENTS" means the aggregate of the Commitments, being US$80,000,000 at the date of this Agreement.

"TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

"TRANSFER DATE" means, in relation to a transfer, the later of:

(a)   the proposed Transfer Date specified in the Transfer Certificate; and

(b)   the date on which the Agent executes the Transfer Certificate.

"UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"UTILISATION" means a utilisation of the Facility.

"UTILISATION DATE" means the date of a Utilisation, being the date on which a Loan Note Advance is to be made.

"UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature including (without limitation) any goods and services tax in the Commonwealth of Australia.

1.2  CONSTRUCTION
     (a)  Unless a contrary indication appears a reference in this Agreement to:

          (i) "ASSETS" includes present and future properties, revenues and rights of every description;

          (ii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

          (iii) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (iv) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

          (v) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (vi) a provision of law is a reference to that provision as amended or re-enacted;

          (vii) a time of day is (except where otherwise stated) a reference to London time; and

          (viii)any statute or statutory instrument is a reference to a statute or statutory instrument in force in England and Wales.

     (b) Where both this Agreement and the Loan Note Deed Poll require the same payment to be made by the Borrower, that payment will be made under the Loan Note Deed Poll and will not be required to be made under this Agreement.

     (c)  Section, Clause and Schedule headings are for ease of reference only.

     (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (e) A Default other than Event of Default is "continuing" if it has not been remedied and an Event of Default is "continuing" if it has not been waived.

1.3  CURRENCY SYMBOLS AND DEFINITIONS
     "US$" and "US DOLLARS" denote the lawful currency of the United States of America; "ZAR" and "RAND" denote the lawful currency of the Republic of South Africa; and "A$" and "AUSTRALIAN DOLLARS" denote the lawful currency of the Commonwealth of Australia.

1.4 THIRD PARTY RIGHTS

    (a) Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

    (b) Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

                                   SECTION 2

                                  THE FACILITY

2.  THE FACILITY

2.1 THE FACILITY

    Subject to the terms of this Agreement, the Lenders make available to the Borrower, the Facility in an aggregate amount equal to the Total Commitments.

2.2 LENDERS' RIGHTS AND OBLIGATIONS

    (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

    (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

    (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.  PURPOSE

3.1 PURPOSE

    The Borrower shall apply all amounts made available to it under the Facility in or towards financing the:

    (a) repayment of an interim facility (together with the payment of any interest, fees and expenses payable in relation thereto) to be made available to the Borrower under an agreement (the "INTERIM FACILITY AGREEMENT") dated on or about the date hereof and made between the Borrower, the Mandated Lead Arranger and others in a principal amount equal to the amount payable by the Borrower under the terms of the Offer Document in order to acquire the number of Hill 50 Shares and Hill 50 Options which is equal to at least 50.1% of the aggregate number of Hill 50 Shares and Hill 50 Options then on issue less the Australian Dollars equivalent (at the rate then available to the Borrower) of ZAR585,000,000, and following the repayment of all outstanding amounts (including principal, interest, fees and expenses), if any, under the Interim Facility Agreement, financing the:

    (b) acquisition of the Hill 50 Shares and the Hill 50 Options to be acquired pursuant to the Offer; and/or

    (c) Offer Costs; and/or

    (d) compulsory acquisition of the Hill 50 Shares and the Hill 50 Options, the subject of the Offer, on the terms permitted under Chapter 6A of the Corporations Act; and/or

    (e) maintenance and funding of the Interest Reserve Account in accordance with Clause 21.15 (Interest Reserve Account).

3.2 MONITORING

    No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.  CONDITIONS OF UTILISATION

4.1 INITIAL CONDITIONS PRECEDENT

    The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2 FURTHER CONDITIONS PRECEDENT

    The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

    (i) no Default is continuing or would result from the proposed Loan Note Advance; and

    (ii) the Representations or the Repeating Representations (as the case may be) to be made by each Obligor are true in all material respects.

4.3 MAXIMUM NUMBER OF LOAN NOTE ADVANCES

    The Borrower may not deliver a Utilisation Request in respect of the Facility if as a result of the proposed Utilisation eight or more Loan Note Advances would have been made.

                                   SECTION 3

                                  UTILISATION

5.    UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST

      The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request on any Business Day not later than the Specified Time.

5.2   COMPLETION OF A UTILISATION REQUEST

      (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (i) the proposed Utilisation Date is a Business Day within the Availability Period;

            (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

            (iii) the proposed Interest Period complies with Clause 9 (Interest Periods).

      (b)   Only one Loan Note Advance may be requested in each Utilisation
            Request.

5.3   CURRENCY AND AMOUNT

      (a)   The currency specified in a Utilisation Request must be US Dollars.

      (b) The amount of the proposed Loan Note Advance must be an amount which is not more than the Available Facility.

5.4   LENDERS' PARTICIPATION

      (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan Note Advance available through its Facility Office.

      (b) The amount of each Lender's participation in each Loan Note Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan Note Advance.

      (c) The Agent shall notify each Leader of the amount of each Loan Note Advance at the Specified Time.

5.5   ISSUE OF LOAN NOTES

      (a) Before the First Utilisation Date, the Borrower will sign and seal the Loan Note Deed Poll and forward it to the Agent. On receipt of the Loan Note Advances in accordance with Clause 5.6 (Loan Note Advance and subscription for Loan Notes) on the First Utilisation Date, the Agent will date the Loan Note Deed Poll and the Borrower will be taken to have delivered the Loan Note Deed Poll.

      (b) On the First Utilisation Date, the Borrower shall issue the Loan Notes to each Original Lender.

5.6  LOAN NOTE ADVANCE AND SUBSCRIPTION FOR LOAN NOTES

     Subject to the Finance Documents, whenever the Borrower requests a Loan Note Advance in accordance with Clause 5.1 (Delivery of a Utilisation Request), each Lender through its Facility Office shall make available its proportion of the Loan Note Advance to the Agent for the Borrower on the relevant Utilisation Date. In the case of the First Utilisation Date this will constitute subscription for Loan Notes by the Lenders acknowledging the Commitment in the respective amounts set out in Part II of Schedule 1 (Original Parties), a principal outstanding equal to the amount of the Loan Note Advance and an Available Commitment equal (subject to the terms of this Agreement) to the difference between the Commitment and that amount. Any subsequent Loan Note Advance shall constitute a variation of the principal outstanding and the Available Commitment in respect of the Loan Notes subscribed on the First Utilisation Date (and for the avoidance of doubt, will not constitute a new subscription for Loan Notes).

5.7  RESPONSIBILITIES OF AGENT

     On receipt of funds from each Lender in accordance with Clause 5.6 (Loan Note Advance and subscription for Loan Notes) on a Utilisation Date, the Agent shall do the following:

     (a) the Agent will exercise the rights remedies, powers and discretions and perform the obligations which are specifically delegated to or conferred on it in connection with the Loan Notes in accordance with
          Schedule 11 (Loan Note Provisions). The Agent has no obligations in respect of the Loan Notes except those expressly set out or referred to in the Finance Documents.

     (b) pay those funds to the relevant account specified in the Utilisation Request;

     (c) in the case of the First Utilisation Date, enter the Loan Notes to be issued under paragraph (a) in the Register in accordance with Schedule 11 (Loan Note Provisions). That entry will constitute issue of the Loan Notes; and

     (d)  on each other Utilisation Date amend the Register in accordance with
          Schedule 11 (Loan Note Provisions) to reflect the revised principal amount outstanding.

                                   SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.    REPAYMENT

      (a) The Borrower shall repay the Loan Note Advances made to it in equal instalments on each Repayment Date.

      (b) If, in relation to a Repayment Date, the aggregate amount of the Loan Note Advances made to the Borrower exceeds the Repayment Instalment to be repaid by the Borrower, the Borrower may, if it gives the Agent not less than five Business Days' prior notice, select which of those Loan Note Advances will be wholly or partially repaid so that the Repayment Instalment is repaid on the relevant Repayment Date in full. The Borrower may not make a selection if as a result more than one Loan Note Advance will be partially repaid.

      (c) If the Borrower fails to deliver a notice to the Agent in accordance with paragraph (b) above, the Agent shall select the Loan Note Advances to be wholly or partially repaid.

      (d) The Borrower may not reborrow any part of the Facility which is repaid.

7.    PREPAYMENT AND CANCELLATION

7.1   ILLEGALITY

      If, at any time after the date of this Agreement, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan Note Advance:

      (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

      (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

      (c) the Borrower shall, within the period allowed by the relevant law (and in any event on the last day of the then current Interest Period), or if no period is allowed, forthwith upon receipt of notice from the Agent pursuant to paragraph (b) of this Clause 7.1 (subject to Clause 13 (Indemnities) of the Loan Note Deed Poll) repay that Lender's participation in the Loan Note Advances made to the Borrower.

7.2   VOLUNTARY CANCELLATION

      The Company may, if it gives the Agent not less than 15 Business Days (or such shorter period at the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$1,000,000) of the Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under the Facility.

7.3  VOLUNTARY PREPAYMENT OF LOAN NOTES

     (a) The Borrower may, if it gives the Agent not less than 15 Business Days prior written notice, prepay the whole or any part of any Loan Note Advance (but, if in part, in an integral multiple of US$1,000,000).

     (b) A Loan Note Advance may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

     (c) Any prepayment under this Clause 7.3 shall satisfy the obligations under Clause 6 (Repayment) pro rata against the scheduled repayments.

7.4  MANDATORY PREPAYMENT OF THE LOAN NOTE ADVANCE

     From the date (the "TRIGGER DATE") at which total Aggregate Sale Proceeds received exceed US$20,000,000, if and to the extent permitted by the South African Reserve Bank (and the Company shall use all reasonable endeavours to obtain the same promptly), the Company shall procure that the Borrower shall prepay the Facility in an amount equal to:

     (a) the Aggregate Sale Proceeds of any Asset Disposal made, on or after the Trigger Date, by any Obligor where such Aggregate Sale Proceeds are in excess of US$5,000,000 (or its equivalent in any other currency); or

     (b) the Aggregate Sale Proceeds of any Asset Disposal made, on or after the Trigger Date, by any member of the Group other than an Obligor where such Aggregate Sale Proceeds are in excess of US$5,000,000 (or its equivalent in any other currency) and are received and retained by an Obligor.

     Any such prepayment will be made on the last day of the then current Interest Period.

     In this Clause "AGGREGATE SALE PROCEEDS" means the aggregate net proceeds of any Asset Disposal after the date of this Agreement received by any member of the Group together with any cash that is made available or released to the relevant member of the Group as a result of such Asset Disposal less all amounts owed in respect of legal expenses, taxes and transaction costs directly related thereto, and "ASSET DISPOSAL" means any disposal (or series of related disposals) of assets (including capital assets or mining properties) made after the date hereof in accordance with the provisions of this Agreement, other than the disposal of shares in Goldfields Limited referred to in paragraph (b)(vii) of Clause 21.4 (Disposals).

7.5  RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

     (a)  If:

          (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

          (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs).

          the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan Note Advances.

     (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan Note Advance.

7.6  RESTRICTIONS

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c) The Borrower may not reborrow any part of the Facility which is prepaid.

     (d) The Borrower shall not repay or prepay all or any part of the Loan Note Advances or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                   SECTION 5

                              COSTS OF UTILISATION

8.    INTEREST

8.1   CALCULATION OF INTEREST

      The rate of interest on each Loan Note Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)   Margin;

(b)   LIBOR; and

(c)   Mandatory Cost, if any.

8.2   PAYMENT OF INTEREST

      The Borrower shall pay accrued interest on each Loan Note Advance on the last day of each Interest Period.

8.3   DEFAULT INTEREST

      (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan Note Advance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

      (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4   NOTIFICATION OF RATES OF INTEREST

      The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.


9.    INTEREST PERIODS

9.1   SELECTION OF INTEREST PERIODS

      (a) The Borrower may select an Interest Period for a Loan Note Advance in the Utilisation Request for that Loan Note Advance or (if the Loan Note Advance has already been made) in a Selection Notice.

      (b) Each Selection Notice for a Loan Note Advance is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

      (c) If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 9.2

            (Changes to Interest Periods), be that selected in the last Selection Notice in relation to such Loan Advance delivered to the Agent in accordance with paragraph (b) above, or, if no Selection Notice has been delivered, as set out in the relevant Utilisation Request.

      (d)   Any Interest Period which begins:

           (i) during any other Interest Period shall end at the same time as that other Interest Period; and

           (ii) at the same time as any other Interest Period shall end on the earlier of (1) its last day; and (2) the last day of that other Interest Period.

      (c) Subject to this Clause 9 in relation to the Facility, the Borrower may select an Interest Period of one, two, three or six Months. In addition the Borrower may select an Interest Period of a period of less than one Month, if necessary to ensure that there are Loan Note Advances (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Repayment Date for the Borrower to make the Repayment Instalment due on that date.

      (f) An Interest Period for a Loan Note Advance shall not extend beyond the Termination Date for the Facility.

      (g) Each Interest Period for a Loan Note Advance shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2   CHANGES TO INTEREST PERIODS

      (a) Prior to determining the interest rate for a Loan Note Advance, the Agent may (after having made reasonable efforts to notify the Borrower) shorten an Interest Period for any Loan Note Advance to ensure there are sufficient Loan Note Advances with an Interest Period ending on a Repayment Date for the Borrower to make the Repayment Instalment due on that Repayment Date.

      (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 9.2, it shall promptly notify the Borrower and the Lenders.

9.3   NON-BUSINESS DAYS

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4   AUTOMATIC CONSOLIDATION OF LOAN NOTE ADVANCES

      If two or more Interest Periods:

      (a)  relate to Loan Note Advances; and

      (b)  end on the same date.

      those Loan Note Advances will, on the last day of those Interest Periods, be consolidated into, and thereafter treated as, a single Loan Note Advance.

10.   CHANGES TO THE CALCULATION OF INTEREST

10.1  ABSENCE OF QUOTATIONS

      Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2  MARKET DISRUPTION

      (a) If a Market Disruption Event occurs in relation to a Loan Note Advance for any Interest Period, then the rate of interest on each Lender's share of that Loan Note Advance for the Interest Period shall be the rate per annum which is the sum of:

           (i)   the Margin;

           (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan Note Advance from whatever source it may reasonably select; and

           (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan Note Advance.

      (b)  In this Agreement "MARKET DISRUPTION EVENT" means:

           (i)   at or about noon on the Quotation Day for the relevant
                 Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for US Dollars and the relevant Interest Period; or

           (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan Note Advance exceed 35 per cent. of that Loan Note Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

      (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest; during the course of such negotiations the Agent and the Borrower shall act reasonably and shall negotiate in good faith.

      (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4  BREAK COSTS

      (a) The Borrower shall, within three Business Days of demand by a Finance Party (and such Finance Party shall provide the Borrower with its calculations of its Break Costs in reasonable detail), pay to that Finance Party its Break Costs attributable to all or any part of a Loan Note Advance or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan Note Advance or Unpaid Sum.

      (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.   FEES

11.1  COMMITMENT FEE

      (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in US Dollars computed at the rate of 50 per cent. of the Margin at such time on that Lender's Available Commitment under the Facility for the Availability Period.

      (b) The accrued commitment fee is payable in arrears on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2  ARRANGEMENT FEE

      The Company shall pay to the Mandated Lead Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3  AGENCY FEE

      The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

                                   SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

12.   TAX GROSS UP AND INDEMNITIES

12.1  DEFINITIONS

      (a)  In this Clause 12:

           "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

           "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

           "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

           "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

      (b) In this Clause 12 a reference to "determines" or "determined" means a determination made in the reasonable discretion of the person making the determination.

12.2  TAX GROSS-UP

      (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

      (b) The Company, the Borrower or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Company, the Borrower and that Obligor (if different).

      (c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

           (i) is the Agent, the Security Trustee or a Mandated Lead Arranger (on its own behalf); or

           (ii)  is a Lender.

      (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

      (g) A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

12.3  TAX INDEMNITY

      (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

      (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

           (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

           (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

           if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

      (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company and the Borrower.

      (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4  TAX CREDIT

      If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      (a)  a Tax Credit is attributable to that Tax Payment; and

      (b)  that Finance Party has obtained, utilised and retained such Tax
           Credit,
      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

12.5  STAMP TAXES

      The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6  VALUE ADDED TAX

      (a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

      (b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that Finance Party is entitled to repayment or credit in respect of the VAT.

13.  INCREASED COSTS

13.1 INCREASED COSTS

      (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

      (b)  In this Agreement "INCREASED COSTS" means:

           (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

           (ii)  an additional or increased cost; or

           (iii) a reduction of any amount due and payable under any Finance Document,

           which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2  INCREASED COST CLAIMS

      (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

      (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3  EXCEPTIONS

      (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

           (i) attributable to a Tax Deduction required by law to be made by an Obligor;

           (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph
                 (b) of Clause 12.3 (Tax indemnity) applied);

           (iii) compensated for by the payment of the Mandatory Cost; or

           (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

      (b) In this Clause 13.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 12.1 (Definitions).

14.  OTHER INDEMNITIES

14.1 CURRENCY INDEMNITY

      (a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

           (i)  making or filing a claim or proof against that Obligor;

           (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

           that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2  OTHER INDEMNITIES

      The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

     (a)  the occurrence of any Event of Default;

     (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Lenders);

     (c) funding, or making arrangements to fund, its participation in a Loan Note Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

     (d) a Loan Note Advance (or part of a Loan Note Advance) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company.


14.3 INDEMNITY TO THE AGENT

     The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)  investigating any event which it reasonably believes is a Default; or

     (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.


15.  MITIGATION BY THE LENDERS

15.1 MITIGATION

     (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (or some other person acceptable to the Company and the relevant Finance Party) or providing VAT documentation.

     (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.


15.2 LIMITATION OF LIABILITY

     (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

     (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.  COSTS AND EXPENSES

16.1 TRANSACTION EXPENSES

     The Borrower shall promptly on demand pay the Agent, the Security Trustee and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, perfection and syndication of:

     (a)  this Agreement and any other documents referred to in this Agreement;
          and

     (b)  any other Finance Documents executed after the date of this Agreement,

     as set out in reasonable detail in an invoice.

16.2 AMENDMENT COSTS

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.


16.3 ENFORCEMENT COSTS

     The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7

                                   GUARANTEE


17.  GUARANTEE AND INDEMNITY

17.1 GUARANTEE AND INDEMNITY

     Each Guarantor irrevocably and unconditionally jointly and severally:

     (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 REINSTATEMENT

     If any payment by any Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4 WAIVER OF DEFENCES

     The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

17.5 IMMEDIATE RECOURSE

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6 APPROPRIATIONS

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf):

     (a) may refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and, to the extent that it does

     (b) will hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17.

17.7 DEFERRAL OF GUARANTORS' RIGHTS

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)  to be indemnified by an Obligor;

     (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

17.8 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.  REPRESENTATIONS

     Each Original Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1 STATUS

     (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2 BINDING OBLIGATIONS

     The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

18.3 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)  any law or regulation applicable to it;

     (b) its constitutional documents where such conflict would cause a Material Adverse Change; or

     (c)  any material agreement or instrument binding upon it or its assets.

18.4 POWER AND AUTHORITY

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     All Authorisations required on the date this representation is made or deemed to be made:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Offer Documents to which it is a party; and

     (b) to make the Finance Documents and the Offer Documents to which it is a party admissible in evidence in its jurisdiction of incorporation.

     have been obtained or effected and are in full force and effect.

18.6  GOVERNING LAW AND ENFORCEMENT

      Subject to any general principles of law as at the date of this Agreement set out in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors),

      (a) the choice of English law as the governing law of the Finance Documents (other than the Memoranda of Deposit and the Loan Note Deed
           Poll) will be recognised and enforced in its jurisdiction of incorporation;

      (b) the choice of the laws of the Australian Capital Territory as the governing law of the Memoranda of Deposit and the Loan Note Deed Poll will be recognised and enforced in the jurisdiction of its incorporation; and

      (c) any judgment obtained in England or Australia in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7  DEDUCTION OF TAX

      It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.8  NO FILING OR STAMP TAXES

      Except to the extent set out in any legal opinion provided pursuant to Clause 4.1 (Initial conditions precedent) or Clause 24 (Changes to the Obligors) in relation to it, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9  NO MATERIAL DEFAULT

      (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation; and

      (b) No member of the Group is, or is likely to be as a result of entering into and performing its obligations under the Finance Documents, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to cause a Material Adverse Change.

18.10 NO MISLEADING INFORMATION

      (a) Any factual information (other than the financial projections) provided by an Obligor for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

      (b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

      (c) Insofar as it is aware, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

      (d) All written information (other than the Information Memorandum) supplied by it was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect as at such date.

      (e) The Offer Document, and any other documents furnished to the Agent relating to the Offer, contains all the material terms of the Offer other than those terms and conditions of the Offer incorporated by virtue of the Corporations Act.

18.11  FINANCIAL STATEMENTS

      (a) Its Original Financial Statements were prepared in accordance with IAS consistently applied.

      (b) Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year.

18.12 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation.

18.13 NO PROCEEDINGS PENDING OR THREATENED

      There is (other than matters set out in the Litigation Disclosure Letter) no action, suit, investigation, litigation or proceeding (including in relation to environmental matters) affecting it or any of its Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to cause a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of any Finance Document or the consummation of the transactions contemplated by the Offer Document.

18.14 ENVIRONMENTAL COMPLIANCE

      Each member of the Group has adopted and complies with all applicable Environmental Law and Environmental Permits applicable to it at the date of this Agreement, where failure to do so would reasonably be expected to cause a Material Adverse Change.

18.15 ENVIRONMENTAL CLAIMS

      No Environmental Claim (other than of a frivolous or vexatious nature, where such claim is discharged within seven days) has been commenced or is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to cause a Material Adverse Change.

18.16 TAXATION

      (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

      (b)  It is not overdue in the filing of any Tax returns.

      (c) No claims, which are or might reasonably be expected to be material, are being or are reasonably likely to be asserted against it with respect to Taxes.

18.17 OWNERSHIP OF THE OBLIGORS

      Each of the Obligors (other than the Company) is a wholly-owned Subsidiary of the Company.

18.18 SECURITY INTEREST

      (a) Each Security Document to which it is a party creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

      (b) The shares of any member of the Group which are subject to any Security under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of any such Group member do not and could not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

      (c) Any member of the Group that purports to grant Security under the Security Documents over the shares of any member of the Group has good title in respect of and is the legal and beneficial owner of all the shares of such member of the Group.

18.19 NO MATERIAL ADVERSE CHANGE

      There has been no Material Adverse Change since 30 June 2001.

18.20 HILL 50 SHARES AND HILL 50 OPTIONS

      The Hill 50 Shares represent the entire issued share capital of Target and the Hill 50 Options are all outstanding options convertible into Hill 50 Shares.

18.21 HEDGING

      No member of the Group (other than, if relevant, Target and its Subsidiaries) has hedging arrangements in place under which a margin call may be made by the hedge counterparty.

18.22 NO TRADING BY THE BORROWER

      Save as contemplated by, or otherwise in connection with this Agreement, the Finance Documents, the Offer Document and the transactions contemplated hereby and thereby, the Borrower has not traded or undertaken any commercial activities of any kind and has no material liabilities (actual and contingent).

18.23 REPETITION

      The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

      (a) the first date on which each Loan Note Advance is made under the Facility;

      (b) the date of each Utilisation Request and the first day of each Interest Period; and

      (c) in the case of an Additional Guarantor, the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor,

      PROVIDED THAT the Repeating Representations shall not be made or deemed to be made by Target and its Subsidiaries or in relation to Target and its Subsidiaries until the expiry of the Clean up Period.

19.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1  FINANCIAL STATEMENTS

      The Company shall supply to the Agent in sufficient copies for all the
      Lenders:

      (a) as soon as the same become available, but in any event within 90 days after the end of each of its financial years:

           (i) its audited consolidated financial statements for that financial year; and

           (ii) the audited financial statements of the Borrower for that financial year.

      (b) as soon as the same become available, but in any event within 45 days after the end of each half of each of its financial years, its consolidated financial statements for that financial half year (consisting of an abridged balance sheet, an income statement, a cash flow statement and an equity statement, in such form as is provided to the Company's shareholders); and

      (c) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, its consolidated financial statements for that period (consisting of an abridged balance sheet and an income statement, in such form as is provided to the Company's shareholders).

19.2  COMPLIANCE CERTIFICATE

      (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i), (b) or (c) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up.

      (b) Each Compliance Certificate shall be signed by a director (being the director primarily responsible for financial matters where such director is available to sign, or if the director primarily responsible for financial matters is not available to sign and reasonable efforts have been made to enable such director to sign, any other director) of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial statements), by the Company's auditors.

19.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      (a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

      (b) (i) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using IAS and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IAS, or the accounting practices or reference periods and it or its auditors (or, if appropriate, the auditors of the Obligor) (and the Company shall procure that such auditors shall perform such delivery if so requested by the Agent (acting reasonably)) deliver to the Agent:

              (A) a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

              (B) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

              If the Company notifies the Agent of a change in accordance with paragraph (i) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

              (A) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

              (B) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

          Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted (if necessary) to reflect the basis upon which the Original Financial Statements were prepared.


19.4 INFORMATION: MISCELLANEOUS

     The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     (a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

     (b) promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group; and

     (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.


19.5 NOTIFICATION OF DEFAULT

     (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

     (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by a director or senior officer on its behalf certifying it is not aware of any Default that is continuing, having made reasonable enquiries (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy
          it).




20.  FINANCIAL COVENANTS

20.1 FINANCIAL DEFINITIONS

     In this Clause 20 (and where otherwise stated to apply);

      "CONSOLIDATED EBITDA" means, for any Relevant Period, Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

      "CONSOLIDATED BORROWINGS" means at any time the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any other member of the Group (and so that no amount shall be included or excluded more than once).

      "CONSOLIDATED FINANCE CHARGES" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group (including any commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging arrangement).

     "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Relevant Period, the consolidated net income of the Group before:

     (a)  any provision on account of taxation; and

     (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness for Borrowed Money.

     "CONSOLIDATED TANGIBLE NET WORTH" means at any time the Total Shareholders' Equity (which is defined as the sum of the Company's shares issued, additional paid-in capital, options issued, retained earnings and accumulated other comprehensive income), as presented in the Company's consolidated financial statements prepared in accordance with IAS and delivered pursuant to Clause 19.1 (Financial statements) or Clause 4.1 (Initial conditions precedent).

     "DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

     (a)  Consolidated Finance Charges; and

     (b) the aggregate of scheduled and mandatory payments of any Indebtedness for Borrowed Money falling due.

     "RELEVANT PERIOD" means each period of twelve months ending on the last day of the Company's financial year and each period of twelve months ending on the last day of the first half of the Company's financial year.

20.2 FINANCIAL CONDITION

     The Company shall ensure that:

     (a)  Consolidated EBITDA to Debt Service

          The ratio of Consolidated EBITDA to Debt Service in respect of any Relevant Period, shall not at the end of any such Relevant Period be less than 3.5:1.

     (b)  Consolidated Borrowings to Consolidated EBITDA

          The ratio of Consolidated Borrowings to Consolidated EBITDA shall not at any time exceed 1.5:1.

     (c)  Consolidated Tangible Net Worth

          Consolidated Tangible Net Worth shall not at any time be less than ZAR 4.6 billion.

20.3 FINANCIAL TESTING

     The financial covenants set out in Clause 20.2 (Financial condition) shall be tested by reference to each of the consolidated financial statements of the Company delivered pursuant to Clause 19.1 (Financial Statements).

21.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force but shall not be binding on the Target or any of its Subsidiaries until the expiry of the Clean up Period.

21.1 AUTHORISATIONS

     Each Obligor shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b)  supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of its jurisdiction of incorporation where such Authorisation is required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2 COMPLIANCE WITH LAWS

     Subject (in the case of the Company only) to sub-clause 21.20.2 of Clause
     21.20 (The Offer) each Obligor shall comply in all respects with all laws and regulations to which it may be subject, if failure to do so would impair its ability to perform its obligations under the Finance Documents.

21.3 NEGATIVE PLEDGE

     (a) No Obligor shall create or permit to subsist any Security over any of its assets.

     (b)  No Obligor shall:

          (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or are contemplated to be leased to or re-acquired by an Obligor or any other member of the Group;

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

          (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

          (iv) enter into any other preferential arrangement having a similar effect,

          in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

     (c)  Paragraphs (a) and (b) above do not apply to:

          (i)    any Security arising under the Security Documents;

          (ii) any netting or set-off arrangement into by any Obligor in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements in relation to gold and silver prices,foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of business), for the purpose of netting debit and credit balances;

          (iii) any lien arising by operation of law and in the ordinary course of trading of any Obligor;

          (iv) any title retention arrangements with its suppliers arising in the ordinary course of business of an Obligor;

          (v) pledges and other similar possessory security over goods and documents of title granted by any Obligor to secure documentary credit or letter of credit transactions in relation to such goods and documents of title entered into in the normal course business of such Obligor;

          (vi) any Security or Quasi Security created, in the ordinary course of business, over newly acquired assets by an Obligor other than the Borrower under the terms of an operating lease, finance lease or other arrangement, where such lease or other arrangement is entered into by such Obligor for the purpose of acquiring such asset;

          (vii) the rights of the Commissioner, South African Revenue Services and any other relevant taxation authority over deposits made with them pending resolution of the amount of taxation due to them by the relevant Obligor;

          (viii) any Security over or affecting (or transaction
                 ("QUASI-SECURITY") described in paragraph (b) above affecting) any asset acquired by an Obligor other than the Borrower after the date of this Agreement if:

                 (A)  the Security or Quasi-Security was not
                      created in contemplation of the acquisition of that asset by an Obligor;

                 (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by an Obligor; and

                 (C) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

          (ix) any Security or Quasi-Security over or affecting any asset of any company which becomes an Obligor after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes an Obligor, if:

                 (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

                 (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

                 (C) the Security or Quasi-Security is removed or discharged within three months of that company becoming an Obligar;



          (x) any Security listed in Schedule 13 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in the Schedule;

          (xi) any Security securing indebtedness following the refinancing of such indebtedness, PROVIDED THAT the principal amount secured by that Security is not increased following such refinancing and the terms of the new Security are no more onerous than the terms of the original Security that secured such indebtedness prior to its refinancing;

          (xii) any Security incurred in order to prepay the Facility in full (PROVIDED THAT the Facility is prepaid in full immediately upon the creation of such Security);

          (xiii) any Security securing indebtedness in respect of the financing of the acquisition by the Company and African Rainbow Minerals
                 (Pty) Ltd from Anglogold Ltd of its "Freegold" business (PROVIDED THAT such Security is limited to the assets of the "Freegold" business);


          (xiv) any Security securing indebtedness arising under a ZAR35 million facility agreement dated 12 March 2001 and made between the Industrial Development Corporation of South Africa, Limited and the Company for the purpose of financing the purchase of gold enhancement equipment;

          (xv) in respect of Security or Quasi-Security over or affecting any asset of Obligors other than the Borrower, any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security other than any permitted under paragraphs (i) to (xiv) above) does not at any time exceed five per cent. of Consolidated Tangible Net Worth (or its equivalent in another currency or currencies) as defined in Clause 20.1 (Financial Definitions) (measured as from the last set of annual financial statements delivered to the Agent pursuant to this Agreement and adjusted to include the net value of new assets acquired since the last date covered by such financial statements); or

          (xvi) any other Security or Quasi-Security as agreed by Majority Lenders.

21.4  DISPOSALS
      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

     (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

          (i)       by an Obligor (other than the Borrower) to an Obligor;

          (ii) by a member of the Group that is not an Obligor to an Obligor;

          (iii) of stock and extracted minerals and ores in the ordinary course of trade;

          (iv) on normal commercial terms and on an arm's length basis of assets that are obsolete or surplus to requirements;

          (v) made in compliance with an order for compulsory acquisition by a governmental or semi-governmental (or similar) body;

          (vi) by Kalahari Goldridge Mining Company Limited of its platinum deposits PROVIDED THAT such sale, lease, transfer or other disposal is conducted on arm's length terms and for a reasonable market price;

          (vii) by Harmony Gold (Australia) Pty Limited of its shares in (the company named, as at the date of this Agreement) Goldfields Limited (ABN: 60 008 560 978) PROVIDED THAT such sale, lease, transfer or other disposal is conducted on arm's length terms and for a reasonable market price;

          (viii) by the Borrower where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the Borrower) does not exceed US$1,000,000 (or its equivalent in another currency or currencies) prior to the Termination Date; or

          (ix) by any member of the Group other than the Borrower, where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the Group (other than the Borrower)) does not exceed (i) 5% of the Consolidated Tangible Net Worth (as defined in Clause 20.1 (Financial Definitions)) (or its equivalent in another currency or currencies) in any financial year and (ii) 10% of the Consolidated Tangible Net Worth (as defined in Clause 20.1 (Financial Definitions)) (or its equivalent in another currency or currencies) prior to the Termination Date.

     (c) For the avoidance of doubt, this Clause 21.4 applies in relation to intra-Group disposals, as well as disposals, where the relevant asset is disposed of to a person that is not a member of the Group.


21.5 MERGER

     No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction unless:

     (a) all parties to such amalgamation, demerger, merger or corporate reconstruction are members of the Group and the surviving entities of such amalgamation, demerger, merger or corporate reconstruction remain Obligors (PROVIDED THAT neither the Borrower nor the Company may be party to any such amalgamation, demerger, merger or corporate reconstruction); or

      (b) Majority Lenders are satisfied that any such amalgamation, demerger, merger or corporate reconstruction would not cause a Material Adverse Change, and, in each case,

      all necessary consents, licences and approvals have been obtained from all relevant government entities including those with regulatory or administrative authority under competition or merger law.

21.6  CHANGE OF BUSINESS

      The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

21.7  INSURANCE

      The Company shall maintain insurances for each member of the Group on and in relation to its business, properties and assets with reputable underwriters or insurance companies against those risks and to extent as is usual for companies carrying on the same or substantially similar business.

21.8  ENVIRONMENTAL COMPLIANCE

      Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so would reasonably be expected to cause a Material Adverse Change.

21.9  ENVIRONMENTAL CLAIMS

      The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

     (i) if any Environmental Claim has been commenced or is threatened against any member of the Group, or

     (ii) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

      where the claim would be reasonably likely, if determined against that member of the Group, to cause a Material Adverse Change.

21.10 TAXATION

      Each Obligor shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and (iii) where such payment can be lawfully withheld).

21.11 LOANS AND GUARANTEES

      The Borrower shall not make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

21.12 MAINTENANCE OF LEGAL STATUS

      Each Obligor shall do all such things as are necessary to maintain its existence as a legal person and shall maintain its books and records in good order and make all necessary corporate filings with the relevant authorities in its jurisdiction of incorporation.

21.13 CLAIMS PARI PASSU

      Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application in its jurisdiction of incorporation.

21.14 OWNERSHIP OF THE OBLIGORS

      The Company shall ensure that each of the Obligors (other than the Company) is and continues to be a wholly-owned Subsidiary of the Company.

21.15 INTEREST RESERVE ACCOUNT

      The Borrower shall establish the Interest Reserve Account and ensure:

      (a)   that the Interest Reserve Account is maintained at all times; and

      (b) that at all times the balance standing to the credit of the Interest Reserve Account is an amount equal to or in excess of the aggregate interest (calculated on the basis set out in Clause 8.1 (Calculation of Interest)) that would have accrued on each outstanding Loan Note Advance on the next date on which interest would be payable (on the basis set out in Clause 8.2 (Payment of Interest)) had the selected Interest Period for such Loan Note Advance been six months, multiplied by two.

21.16 FINANCIAL INDEBTEDNESS OF THE BORROWER

      The Borrower shall not incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Financial Indebtedness.

21.17 ARM'S LENGTH BASIS

      No Obligor shall enter into any arrangement or contract with any of its affiliates or any member of the Group save where:

      (a)   both parties to the arrangement are Obligors;

      (b) in any other case, such arrangement or contract is entered into on an arm's length basis and is fair and equitable to such Obligor; or

     (c) other than as permitted under paragraphs (a) and (b) above, the aggregate value of such arrangements, entered into by such Obligor and all other Obligors in any one financial year does not exceed US$2,000,000.

      For the purposes of this Clause 21.17 "AFFILIATE" of the specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person or which is a director, officer or partner (limited or general) of such specified person and for this purpose "CONTROL", means the possession, direct or indirect, of the power to vote five per cent (5%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall be construed accordingly.

21.18 GUARANTORS

     The Company shall procure that the provisions of Clause 24.2 (Additional Guarantors) is at all times complied with.

21.19 SECURITY

     Each Obligor shall, at its own expense, take all such action, or procure that such action is taken:

     (a) as the Agent or the Security Trustee may require (acting reasonably) for the purpose of perfecting or protecting the Finance Parties' rights under and preserving the Security intended to be created or evidenced by any of the Security Documents; and

     (b) as the Agent or the Security Trustee may require (acting reasonably) following the making of any declaration pursuant to Clause 22.16 (Acceleration) for facilitating the realisation of any such Security or any part thereof.

21.20 THE OFFER

     The Company undertakes that:

     21.20.1 without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), it shall not (and it shall procure that the Borrower shall not):

              (a) take or permit to be taken any step as a result of which any material alteration to the terms and/or conditions of the Offer may be required (except for any extension of time for acceptance of the Offer PROVIDED THAT such extension does not exceed six Months from the date of the Offer) or the Offer price under the Offer is, or may be required to be, increased beyond the level contemplated in the Offer Document or otherwise agreed between the Company and the Agent (acting on the instructions of all Lenders) from time to time (save, in any case other than with regard to actions that result in an increased Offer price by operation of the Corporations Act, that no consent will be required to ensure compliance with the provisions of the Corporations Act or with any requirement of the Panel or ASIC); and

              (b) (and it shall procure that no member of the Group shall), issue any press release or other publicity in relation to the Offer which makes reference to the Facility or to any or all of the Lenders, the Agent or the Mandated Lead Arranger which is not contained in the Offer Document unless the publicity is required by law, the Corporations Act, the Panel, ASIC or any stock exchange (in which case the Company shall notify the Agent and the Lenders of such requirement as soon as reasonably practicable upon becoming aware of it);


     21.20.2 in all material respects relevant in the context of the Offer, it shall comply (or shall ensure compliance) with the Corporations Act (subject to any modifications or exemptions granted by ASIC) and all other applicable laws and regulations;

     21.20.3 it shall keep the Agent informed as to the status and progress of the Offer providing written details of any amendments or waivers of any terms or conditions of the Offer and, in particular, will from time to time and promptly upon request give to the Agent reasonable details as to the current level of acceptances of the Offer and such other matters relevant to the Offer as the Agent may reasonably request;

     21.20.4 it shall promptly deliver (or procure the prompt delivery) to the Agent a copy of every notice lodged with ASIC or the ASX or otherwise delivered by the Borrower or by the Target to the Borrower in connection with the Offer pursuant to the Corporations Act;

     21.20.5 it shall promptly deliver to the Agent a copy, certified as being a true and complete copy by an authorised signatory of the Company, of the announcement that the Offer has become or has been declared unconditional in all respects together with confirmation that in having declared the Offer unconditional it is not in breach of this Clause 21.20; and

     21.20.6 it shall promptly inform the Agent of the date, if any, on which each of the following events occur:

              (a)  all the Hill 50 Shares are acquired by the Borrower; and

              (b)  all the Hill 50 Options are acquired by the Borrower.

22.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in Clause 22 is an Event of Default.

22.1 NON-PAYMENT

     An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless:

     (a)  its failure to pay is caused by administrative or technical error; and

     (b)  payment is made within 3 Business Days of its due date.

22.2 FINANCIAL COVENANTS

     Any requirement of Clause 20 (Financial covenants) is not satisfied.

22.3  OTHER OBLIGATIONS

     (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

     (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or the Company becoming actually aware of the failure to comply.

22.4 MISREPRESENTATION

     Any material representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5 CROSS DEFAULT

     (a) Any Financial indebtedness of any member of the Group is not paid when due nor, where there is an applicable grace period, within the originally applicable grace period.

     (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

     (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

     (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

     (e) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$2,500,000 (or its equivalent in any other currency or currencies).

22.6 INSOLVENCY

     (a) An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

     (b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

     (c) A moratorium is declared in respect of any Financial Indebtedness of any Obligor.

     (d) Any of the circumstances referred to in paragraphs (a), (b) or (c) above occur in relation to a member of the Group other than an Obligor, where such an occurrence would reasonably be expected to cause a Material Adverse Change.

22.7 INSOLVENCY PROCEEDINGS

     (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

          (i) the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any Obligor;

          (ii) a composition, assignment or arrangement with any creditor of any Obligor;

          (iii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

          (iv)  enforcement of any Security over any assets of any Obligor.

          or any analogous procedure or step is taken in any jurisdiction and any such procedure or proceedings are not contested in good faith nor discharged within 7 days of such Obligor becoming aware of such circumstances or, in any event, within 14 days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction).

     (b) Any of the circumstances referred to in paragraph (a) above occur in relation to a member of the Group other than an Obligor, where such an occurrence would reasonably be expected to cause a Material Adverse Change

22.8 CREDITORS' PROCESS

     (a) Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group, having an aggregate value of at least US$1,000,000 and is not discharged within 14 days.

     (b) Any failure to pay any final judgment or court order in excess of US$1,000,000 within 14 days thereof.

22.9 OWNERSHIP OF THE OBLIGORS

     An Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company.

22.10 UNLAWFULNESS

     It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or such obligations cease to be legal, valid, binding or enforceable obligations.

22.11 REPUDIATION AND UNENFORCEABILITY

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document or any Finance Document is declared to be or is otherwise unenforceable against an Obligor by a court of the jurisdiction of incorporation of the relevant Obligor or a choice of governing law of any Finance Document or a judgement in England or Australia fails to be recognised or is declared unenforceable by a court of the jurisdiction of incorporation of the relevant Obligor.

22.12 MATERIAL ADVERSE CHANGE

     Any Material Adverse Change.

22.13 LITIGATION

     Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings are commenced against any member of the Group or its respective assets or revenues which could reasonably be expected to be adversely determined, and if so determined, could reasonably be expected to cause a Material Adverse Change.

22.14 CHANGE OF CONTROL

     Any Change of Control.

22.15 REVOCATION OF SARB APPROVAL

     The revocation of the SARB Approval.

22.16 ACCELERATION

     On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company.

     (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loan Note Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

     (c) declare that all or part of the Loan Note Advances be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

     (d) exercise, or direct the Security Trustee to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

                                   SECTION 9

                               CHANGES TO PARTIES

23.   CHANGES TO THE LENDERS

23.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      Subject to this Clause 23, a Lender (the "EXISTING LENDER") may:

      (a)  assign any of its rights; or

      (b)  transfer by novation any of its rights and obligations,

      to another bank or institution (the "NEW LENDER").

23.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      (a) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      (b)  A transfer will only be effective if the procedure set out in Clause
           23.5 (Procedure for transfer) is complied with.

      (c) A Lender must not transfer a Loan Note to a person whom the transferring Lender knows is an Associate of the Borrower.

      (d) Any assignment or transfer by an Existing Lender to a New Lender in respect of its rights with regard to the Facility shall automatically be accompanied by an assignment of such Existing Lender's corresponding rights under the Loan Note Deed Poll to such New Lender.

      (e)  If:

           (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

           (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3  ASSIGNMENT OR TRANSFER FEE

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$1000.

23.4 LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (ii)   the financial condition of any Obligor;

          (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

          and any representations or warranties implied by law are excluded.

          (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

          (ii) support any losses directly or indirectly incurred by the new Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5 PROCEDURE FOR TRANSFER

     (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     (b)  On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

          (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

          (iii) the Agent, the Security Trustee, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

          (iv)   the new Lender shall become a Party as a "LENDER".

23.6   DISCLOSURE OF INFORMATION

       Any Lender may disclose to any of its Affiliates and any other person:

       (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

       (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.    CHANGES TO THE OBLIGORS

24.1   ASSIGNMENTS AND TRANSFERS BY OBLIGORS

       No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2   ADDITIONAL GUARANTORS

       24.2.1  The Company shall ensure that:

          (a)  at all times the aggregate (without double counting) of:

               (i) net income before interest, taxation, amortisation of intangible assets and depreciation of tangible assets of the Guarantors incorporated in South Africa ("SA GUARANTOR EBITDA"); and

               (ii) gross assets of the Guarantors incorporated in South Africa,

               (determined in each case by reference to the most recent annual financial statements delivered pursuant to Clause 19.1 (Financial Statements) and, prior to the first such financial statements being so delivered, by reference to the Original Financial Statements) shall equal or exceed 95 per cent. of (as appropriate) the aggregate (without double counting) of:

               (1) net income before interest, taxation, amortisation of intangible assets and depreciation of tangible assets of the members of the Group incorporated in South Africa, at that time ("SA GROUP EBITDA"); and


               (2) gross assets of the members of the Group incorporated in South Africa, at that time,

               (as determined by reference to the most recent annual financial statements delivered pursuant to Clause 19.1 (Financial Statements) and, prior to the first such financial statements being delivered, by reference to the Original Financial Statements).

          (b) within 90 days after the last day of each of its financial years (commencing with its financial year ended 30 June 2002) it shall deliver to the Agent:

               (i) a certificate addressed to the Agent signed by a director of the Company confirming that the Company is in compliance with paragraph (a) above in relation to the financial year of the Company ending immediately prior to the delivery of such certificate (together with the relevant calculations); or

               (ii) duly executed Accession Letter(s) in relation to a
                    Subsidiary (or Subsidiaries) of the Company incorporated in South Africa acceding as Guarantor(s) together with the documents and other evidence set out in Part II of Schedule 2 (Conditions Precedent), each in a form and substance satisfactory to the Agent, such Subsidiary (or Subsidiaries) to be such that, if taken into account as a Guarantor (or Guarantors) for the purposes of determining compliance with paragraph (a) above in relation to the financial year of the Company ending immediately prior to the delivery of such documents, would result in the Company being in compliance with such paragraph (a) in respect of such financial year.

24.2.2 The Company shall, as soon as reasonably practicable thereafter, procure that upon all of the Hill 50 Shares and Hill 50 Options being acquired by the Borrower, subject to Clause 24.3 (Procuring guarantee from Target), that Target and each of its wholly-owned operating Subsidiaries becomes an Additional Guarantor.

     24.2.3  A Subsidiary shall become an Additional Guarantor when:

                 (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and

                 (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

     24.2.4 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
             Part II of Schedule 2 (Conditions precedent).

24.3  PROCURING GUARANTEE FROM TARGET

      If all of the Hill 50 Shares and Hill 50 Options are acquired by the Borrower then, at the same time as the delivery of the documents referred to in sub-clause 24.2.3 of Clause 24.2 (Additional Guarantors) in relation to the companies referred to in sub-clause 24.2.2 of Clause 24.2 (Additional Guarantors), the Company must procure the delivery to the Agent of (in form and substance satisfactory to the Agent):

     (a) evidence that the requirements of section 260B of the Corporations Act in relation to the companies referred to in sub-clause 24.2.2 of Clause 24.2 (Additional Guarantors) have been complied with or evidence that section 260A of the Corporations Act has not been breached; and

     (b) evidence of stamping and registration where applicable, and (if relevant) signed ASIC and other registration forms.

24.4  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.5  RESIGNATION OF A GUARANTOR

     (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

     (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

           (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

           (ii)  all the Lenders have consented to the Company's request; and

           (iii) it is reasonably satisfied that such resignation shall not adversely affect the performance of the Company's obligations under Clause 21.18 (Guarantors).

                                   SECTION 10

                              THE FINANCE PARTIES

25.   ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGER

25.1  APPOINTMENT OF THE AGENT

      (a) The Mandated Lead Arranger and the Lenders appoint the Agent to act as its agent under and in connection with the Finance Documents.

      (b) The Mandated Lead Arranger and the Lenders authorise the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2  DUTIES OF THE AGENT

      (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      (b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

      (c) The Agent shall promptly notify the Lenders of any Default arising under Clause 22.1 (Non-payment).

      (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3  ROLE OF THE MANDATED LEAD ARRANGER

      Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4  NO FIDUCIARY DUTIES

      (a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

      (b) Neither the Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5  BUSINESS WITH THE GROUP

      The Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6  RIGHTS AND DISCRETIONS OF THE AGENT

      (a)  The Agent may rely on:

          (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

          (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)):

          (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

          (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.


     (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

25.7 MAJORITY LENDERS' INSTRUCTIONS

     (a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arranger.

     (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Mandated Lead Arranger:

     (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

     (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9 EXCLUSION OF LIABILITY

     (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

     (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of and enforce the terms of this paragraph (b) in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

     (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

25.10 LENDERS' INDEMNITY TO THE AGENT

     Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11 RESIGNATION OF THE AGENT

      (a) The Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the Lenders and the Company.

     (b) Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

     (c) If The Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

     (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

     (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

     (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12 CONFIDENTIALITY

      (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

      (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13 RELATIONSHIP WITH THE LENDERS

      (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
          Schedule 4 (Mandatory Cost formulae).

25.14 CREDIT APPRAISAL BY THE LENDERS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (d) the adequacy, accuracy, and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Documents, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16 AGENT'S MANAGEMENT TIME

      Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 16 (Costs and expenses) and Clause 25.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

25.17 WAIVER REGARDING CONSEQUENTIAL OR PUNITIVE DAMAGES

      Each of the Obligors waives any claim (save for gross negligence or wilful misconduct) that it might have in connection with the Finance Documents and the transactions contemplated thereby, against the Finance Parties, their subsidiaries, affiliates, officers or directors in respect of any liability for any special, indirect, consequential or punitive damages.

26.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     Subject to Clause 15 (Mitigation by the Lenders), no provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.  SHARING AMONG THE LENDERS

27.1 PAYMENTS TO LENDERS

     If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

     (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

     (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2 REDISTRIBUTION OF PAYMENTS

     The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 28.5 (Partial payments).

27.3 RECOVERING LENDERS' RIGHTS

     (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

     (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

27.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

27.5  EXCEPTIONS

      (a) This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

           (i) it notified the other Lenders of the legal or arbitration proceedings; and

           (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

28.   PAYMENT MECHANICS

28.1  PAYMENTS TO THE AGENT

      (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

28.3  DISTRIBUTIONS TO AN OBLIGOR

      The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4  CLAWBACK

      (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5  PARTIAL PAYMENTS

      (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Trustee and the Mandated Lead Arranger under the Finance Documents;

      (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

      (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

      (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.


(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) If after the service of a notice by the Agent under Clause 22.16 (Acceleration) or pursuant to the provisions of clause 3.1 (Order of Application) of the Security Trust Agreement, the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Mandated Lead Arranger under the Finance Documents;

      (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under the Finance Documents;

      (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

      (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(d) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (c)(ii) to (iv) above.

(e) Paragraphs (a), (b), (c) and (d) above will override any appropriation made by an Obligor.

28.6  NO SET-OFF BY OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7  BUSINESS DAYS

      (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.8  CURRENCY OF ACCOUNT

      (a) Subject to paragraphs (b) to (e) below, US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

      (b)  A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid
           Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      (e) Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.


28.9  CHANGE OF CURRENCY

      (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

           (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

           (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.   NOTICES

30.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or (other than in the case of communications to any of the Obligors) telex or (to the extent that the relevant Party has specified such address pursuant to Clause 30.2 (Addresses) by e-mail, and in the case of the notification of rates of interest by the Agent pursuant to Clause 8.4 (Notification of rates of interest) and in the case of the delivery of any document by the Agent pursuant to paragraph (a) of Clause
      25.2 (Duties of the Agent), the Agent may refer the relevant Party or Parties (by fax, letter or (other than in case of any of the Obligors) telex or (if so specified) e-mail) to a web site and to the location of the relevant information on such web site in discharge of such notification or delivery obligation.

30.2  ADDRESSES

      The address, fax number and telex number, and (if so specified) e-mail address, and, where appropriate, web site (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)  in the case of the Company, that identified with its name below;

      (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c) in the case of the Agent and the Security Trustee, that identified with its name below,

      or any substitute address, fax number, telex number, e-mail address, web site or department or officer, or initial e-mail address as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' written notice.

30.3  DELIVERY

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

           (i)  if by way of fax, when received in legible form; or

      (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being given into the custody of an internationally recognised courier service for delivery as soon as reasonably possible with its courier fee having been paid and the relevant address having been provided; or

      (iii) if by way of telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the senders copy of the notice; or

      (iv) if by way of e-mail, when sent in legible form, but only if, following transmission, the sender does not receive a non-delivery message; or

      (v) where reference in such communication is to a web site, when the delivery of the letter, fax, telex or, as the case may be, e-mail referring the addressee to such web site is effective;

      and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or the Security Trustee, as applicable, and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's, as applicable, signature below (or any substitute department or officer the Agent or the Security Trustee shall specify for this purpose).

      (c)  All notices from or to an Obligor shall be sent through the Agent.

30.4  NOTIFICATION OF ADDRESS, FAX NUMBER, TELEX NUMBER, AND E-MAIL ADDRESS

      Promptly upon receipt of notification of an address, fax number, telex number or (as the case may be) e-mail or change of address, fax number, telex number or e-mail pursuant to Clause 30.2 (Addresses) or changing its own address, fax number, telex number or e-mail, the Agent shall notify the other Parties.

30.5  ENGLISH LANGUAGE

      (a) Any notice given under or in connection with any Finance Document must be in English.

      (b) All other documents provided under or in connection with any Finance Document must be:

           (i)   in English; or

           (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.  CALCULATIONS AND CERTIFICATES

31.1 ACCOUNTS

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

31.3 DAY COUNT CONVENTION

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.


32.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.


33.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.


34.  AMENDMENTS AND WAIVERS

34.1 REQUIRED CONSENTS

     (a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

     (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.


34.2 EXCEPTIONS

     (a) An amendment or waiver that has the effect of changing or which relates to:

          (i)  the definition of "MAJORITY LENDERS" in Clause 1.1 (Definitions);

          (ii) an extension to the date of payment of any amount under the Finance documents;

          (iii) a reduction in the Margin or the amount of any payment of principal, interest or commission payable;

           (iv)   an increase in Commitment;

            (v) a change to the Borrower or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

           (vi) any provision which expressly requires the consent of all the Lenders;

           (vii) Clause 2.2 (Lenders' rights and obligations), Clause 17 (Guarantee and Indemnity), Clause 20 (Financial Covenants), Clause 21.3 (Negative Pledge), Clause 23 (Changes to the Lenders), or this Clause 34; or

          (viii) the discharge or release of any Security or any amendment to any Security Document which could be reasonably expected to have an adverse effect on the Security granted pursuant to such Security Document, shall not be made without the prior consent of all the Lenders.

     (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Mandated Lead Arranger may not be effected without the consent of the Agent, the Security Trustee or the Mandated Lead Arranger.

35.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

36.  GOVERNING LAW

     This Agreement is governed by English law.

37.  ENFORCEMENT

37.1 JURISDICTION OF ENGLISH COURTS

    (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

    (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

    (c) This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties take concurrent proceedings in any number of jurisdictions.

37.2 SERVICE OF PROCESS

    Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

    (a) irrevocably appoints St. James's Corporate Services Limited of 6 St. James's Place, London, SW1A 1NP as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

    (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES


                                     PART 1
                             THE ORIGINAL OBLIGORS



NAME OF BORROWER                    JURISDICTION OF INCORPORATION           REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
----------------                    -----------------------------           -------------------------------------------
Harmony Gold W.A. Pty Limited       Commonwealth of Australia               ACN: 099 119 918



NAME OF ORIGINAL GUARANTOR          JURISDICTION OF INCORPORATION           REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
--------------------------          -----------------------------           -------------------------------------------

Harmony Gold Mining Company         Republic of South Africa                1950/038232/06
Limited

Randfontein Estates Limited         Republic of South Africa                1889/000251/06

Evander Gold Mines Limited          Republic of South Africa                1920/006598/06

Kalahari Goldridge Mining           Republic of South Africa                1982/002818/06
Company Limited

Lydenburg Exploration Limited       Republic of South Africa                1988/001853/06

                                    PART II

                              THE ORIGINAL LENDERS

NAME OF ORIGINAL LENDER                                COMMITMENT

Australia and New Zealand Banking Group Limited        US$14,000,000

(ABN: 11 005 357 522)

Citibank, N.A.                                         US$14,000,000

Societe Generale                                       US$14,000,000

N M Rothschild & Sons Limited                          US$11,000,000

ABSA Asia Limited                                      US$ 9,000,000

RMB International (Dublin) Limited                     US$ 9,000,000

Standard Finance (Isle of Man) Limited                 US$ 9,000,000
                                                       -------------
                                                       US$80,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT


                                     PART I

                  CONDITIONS PRECEDENT TO INITIAL UTILISATION


1.   ORIGINAL OBLIGORS

     (a)  A copy of the constitutional documents of each Original Obligor.

     (b)  A copy of a resolution of the board of directors of each Original
          Obligor:

          (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

          (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

          (iv) in respect of the Borrower only, approving the terms of the Offer Documents.


     (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

     (d) A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

     (e) A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing (including that set out in article 125 of the articles of association of the Company), guaranteeing or similar limit binding on any Original Obligor to be exceeded.

     (f) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

     (g)  The Group Structure Chart.

2.   LEGAL OPINIONS

     (a) A legal opinion of Clifford Chance L.L.P. legal advisers to the Mandated Lead Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

     (b) If an Original Obligor or Third Party Security Provider is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.   OTHER DOCUMENTS AND EVIDENCE

     (a)  Loan Note Deed Poll duly executed by the Borrower.

     (b) A copy of the constitutional documents of each Third Party Security Provider.

     (c) A copy of a resolution of the board of directors of Harmony Gold (Australia) Pty Limited authorising the execution of and entry into the Memorandum of Deposit (to which it is party) and any acts, matters or things, including, without limitation, the delivery and execution of any document, contemplated by the Memorandum of Deposit (to which it is party).

     (d) A copy of a resolution of the board of directors of Harmony Gold Securities Pty Limited authorising the execution of and entry into the Memorandum of Deposit (to which it is party) and any acts, matters or things, including, without limitation, the delivery and execution of any document, contemplated by the Memorandum of Deposit (to which it is party).

     (e) A copy of a resolution signed by all the holders of the issued shares in Harmony Gold (Australia) Pty Limited authorising the execution of and entry into the Memorandum of Deposit (to which it is party) and any acts, matters or things, including, without limitation, the delivery and execution of any document, contemplated by the Memorandum of Deposit (to which it is party).

     (f) A copy of a resolution signed by all the holders of the issued shares in Harmony Gold Securities Pty Limited authorising the execution of and entry into the Memorandum of Deposit (to which it is party) and any acts, matters or things, including, without limitation, the delivery and execution of any document, contemplated by the Memorandum of Deposit (to which it is party).

     (g) Evidence that any process agent referred to in Clause 37.2 (Service of process) or clause 16.4 (Service of process) of the Security Trust Agreement has accepted its appointment.

     (h) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

     (i) The Fee Letters referred to in Clause 11.2 (Arrangement Fee) and Clause 11.3 (Agency Fee).

     (j) The Original Financial Statements of each Original Obligor (other than the Borrower).

     (k) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid out of the first Loan Note Advance to be made hereunder.

      (l) Evidence that all outstanding amounts (including principal, interest, fees and expenses) under the Interim Facility Agreement (as referred to in Clause 3.1 (Purpose)) have been repaid or paid or will be repaid or paid out of the first Loan Note Advance to be made hereunder.

     (m)  The Litigation Disclosure Letter.

     (n) A certificate of the Company (signed by a director) confirming that, to the best of its knowledge having made reasonable enquiries, between the announcement of the Offer on 11 December 2001 and the earlier to occur of the date of the certificate and the end of the period during which the Offer is to remain open in accordance with the Offer Document, no event or events have occurred which affect the production of gold by Target or any or its Subsidiaries and which alone or together have, or is or are likely to have one or more of the following effects:

          (i) a reduction in value of the net assets of Target and its Subsidiaries taken as a whole by A$12,000,000 (or more); or

          (ii) a reduction in the net profit before tax of Target and its Subsidiaries taken as a whole by A$12,000,000 (or more).

4.   SECURITY

     (a)  The Security Trust Agreement, duly executed by each party thereto.

     (b) Each of the Memoranda of Deposit, duly executed by each party thereto, together with all documents required to be provided pursuant thereto.

     (c) The Account Charge, duly executed by each party thereto, together with all documents required to be provided pursuant to it, including a duly acknowledged Notice of Assignment (as defined therein).

     (d) Copies of the constitutions of companies approved by the Security Trustee and deposited by Harmony Gold (Australia) Pty Limited and Harmony Gold Securities Pty Limited each under a cover letter in the form of Schedule 12.

5.  OFFER

      (a) A copy of the Offer Document as despatched by the Borrower to the shareholders of Target.

      (b) A copy of the notice(s) given under Chapter 6 of the Corporations Act which indicate that all of the defeating conditions have either been fulfilled or that the Offer has been declared free from the defeating conditions and confirmation from the Company that the Borrower has acquired that number of Hill 50 Shares and Hill 50 Options which is equal to at least 50.1% of the aggregate number of Hill 50 Shares and Hill 50 Options then on issue.

      (c) A statement of sources and uses in a form agreed to by the Mandated Lead Arranger detailing the proposed sources, movements and uses of funds necessary for the consummation of the acquisition of Target pursuant to the Offer.

      (d) A certificate of the Company (signed by a director) confirming that all necessary governmental, shareholder and regulatory approvals, third party consents and other clearances required to be obtained in connection with the Offer have been obtained, including, but not limited to, the SARB Approval.

      (e)  A copy of the FIRB Approval.

      (f)  A copy of the SARB Approval.

                                    PART II

                      CONDITIONS PRECEDENT REQUIRED TO BE

                      DELIVERED BY AN ADDITIONAL GUARANTOR

1. An Accession Letter, duly executed by the Additional Guarantor and the Company.

2.    A copy of the constitutional documents of the Additional Guarantor.

3.    A copy of a resolution of the board of directors of the Additional
      Guarantor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6. A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. A copy of any other Authorisation or other document, opinion or assurance (including, where relevant, SARB Approval and evidence of compliance with any procedure for permitting financial assistance) which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the Additional Guarantor.

10. A legal opinion of Clifford Chance L.L.P., legal advisers to the Mandated Lead Arranger and the Agent in England.

11. If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the jurisdiction in which the Additional Guarantor is incorporated.

12. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 37.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

13. A duly executed, dated and delivered deed of accession to the Security Trust Agreement (in the form required thereby).

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                              UTILISATION REQUEST


From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs

    HARMONY GOLD MINING COMPANY LIMITED -- US$80,000,000 LOAN NOTE FACILITY
          AGREEMENT DATED [        ] 2002 (THE ''FACILITY AGREEMENT'')

1. We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to request a Loan Note Advance on the following terms:

     Proposed Utilisation Date:     [      ] (or, if that is not a Business Day,
                                    the next Business Day)

     Currency of Loan Note Advance: US Dollars

     Amount:                        [      ]

     Interest Period:               [      ]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.   The proceeds of this Loan Note Advance should be credited to [account]*.

5.   This Utilisation Request is irrevocable.

                                Yours faithfully


                             .....................
                            authorised signatory for
                        Harmony Gold W.A. Pty Limited**


 *Payment of proceeds drawn down hereunder into an account held in Western
  Australia or Queensland may have serious stamp duty consequences.

**Execution of this Utilisation Request in Western Australia or Queensland may have serious stamp duty consequences.

                                    PART II

                                SELECTION NOTICE


                        APPLICABLE TO LOAN NOTE ADVANCES


From:     [Borrower]

To:       [Agent]

Dated:

Dear Sirs


     HARMONY GOLD MINING COMPANY LIMITED - US$80,000,000 LOAN NOTE FACILITY
           AGREEMENT DATED [       ] 2002 (THE "FACILITY AGREEMENT")


1. We refer to the Facility Agreement. This is a Selection Notice. Terms defined in the Facility agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.   We refer to the following Loan Note Advance with an Interest Period ending
     on [      ].

3.   We request that the next Interest Period for the above Loan Note Advance is
     [         ].

4.   This Selection Notice is irrevocable.


                                        Yours faithfully



                                        ------------------------
                                        authorised signatory for
                                     Harmony Gold W.A. Pty Limited

                                   SCHEDULE 4

                            MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or, any other authority which replaces all or any of its functions), (b) the requirements of the European Central Bank, or (c) the requirements (if any) of the equivalent financial regulatory body ("FINANCIAL REGULATORY BODY") in such Lender's jurisdiction of incorporation, where such jurisdiction is neither the United Kingdom nor a Participating Member State (being the South African Reserve Bank in South Africa).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan Note Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in a jurisdiction other than a Participating Member State or the United Kingdom will be the percentage notified by that Lender to the Agent as the cost of complying with the requirements of its Financial Regulatory Body (where such requirements are equivalent to those of the Financial Services Authority or the European Central Bank, referred to in this Schedule).

5. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                             E x 0.01
                             -------- per cent. per annum.
                               300


     Where:

     E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules (calculated, for this purpose by the Agent as being the average of the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors, ignoring any minimum fee or zero related fee required pursuant to the Fee Rules) and expressed in pounds per L1,000,000 of the Tariff Base of that Lender.

6.   For the purposes of this Schedule:

     (a) "FEES RULES" means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

     (b) "TARIFF BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to the Fees Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 4 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 4 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by, the Financial Services Authority, the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) or a Financial Regulatory Body and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                         FORM OF TRANSFER CERTIFICATES


                                     PART I

                              TRANSFER CERTIFICATE


To:    [Citibank International plc] as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

HARMONY GOLD MINING COMPANY LIMITED - US$80,000,000 LOAN NOTE FACILITY AGREEMENT
                DATED [        ] 2002 (THE "FACILITY AGREEMENT")

1. We refer to the Facility Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 23.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer) and assigning, effective the Transfer Date, the corresponding rights of the Existing Lender under the Loan Note Deed Poll and related Loan Notes to the New Lender.

     (b)  The proposed Transfer Date is [        ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED



                                                               FACILITY
                                                               --------

Existing Lender's Commitment                                   US$ [     ]

Proportion of Existing Lender's Commitment                     US$ [     ]
transferred

Existing Lender's participation in outstanding                 US$ [     ]
Facility

Proportion of Existing Lender's participation in               US$ [     ]
outstanding Facility transferred


                      ADMINISTRATION DETAILS OF NEW LENDER


Facility Office:                   [     ]

Fax no.:                           [     ]

Contact name for notices:          [     ]

Account details for payments:      [     ]


     [Existing Lender]                       [New Lender]*

     By:                                     By:

     This Transfer Certificate is accepted by the Agent and the Transfer Date is
     confirmed as [     ].

     [Agent]

     By:



* NOTE: Execution and delivery of a Transfer Certificate may not be sufficient to transfer security - as at the date of this Agreement, the New Lender would need to accede to the Security Trust Agreement.

                                    PART II

                         LMA TRANSFER CERTIFICATE (PAR)


EXISTING LENDER:                                  Date:

NEW LENDER:

This Transfer Certificate is entered into pursuant to (i) the agreement (the
"SALE AGREEMENT") evidenced by the Confirmation dated     between the Existing
Lender and the New Lender (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Existing Lender to the New Lender on the terms set out herein and in the Credit Agreement shall become effective subject to:-

          (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

          (ii)  the terms and conditions annexed hereto: and

          (iii) the schedule annexed hereto,

all of which are incorporated herein by reference.


THE EXISTING LENDER                THE NEW LENDER

[        ]                         [        ]*

By:                                By:






* NOTE: Execution and delivery of a Transfer Certificate may not be sufficient to transfer security - as at the date of this Agreement, the New Lender would need to accede to the Security Trust Agreement.

                                  THE SCHEDULE

CREDIT AGREEMENT DETAILS:

Borrower(s):                            ________________________________________

Credit Agreement Dated                  ________________________________________

Guarantor(s):                           ________________________________________

Agent Bank:                             ________________________________________

Security:                               [ ] No  [ ] Yes (specify)_______________


Total Facility Amount:                  ________________________________________

Governing Law:                          ________________________________________

Additional Information:                 ________________________________________


TRANSFER DETAILS:

Name of Tranche Facility:               ___________________  ___________________

Nature (Revolving, Term, Acceptances
       Guarantee/Letter of Credit,
       Other):                          ___________________  ___________________

Final Maturity:                         ___________________  ___________________

Participation Transferred

Commitment transferred(1)               ___________________  ___________________

Drawn Amount (details below):(1)        ___________________  ___________________

Undrawn Amount:(1)                      ___________________  ___________________

Settlement Date:                        ___________________

Details of outstanding Credits(1)

  Specify in respect of each Credit:    ___________________

  Transferred Portion (amount):         ___________________

  Tranche/Facility:                     ___________________

  Nature:                               [ ] Term [ ] Revolver [ ] Acceptance
                                            Guarantee/Letter of Credit
                                        [ ] Other (specify)________________

  [ ] Details of other Credits are set out on the attached sheet

ADMINISTRATION DETAILS

Existing Lender's Receiving Amount:     _______________________________________

New Lender's Receiving Amount:          _______________________________________


ADDRESSES

Existing Lender                         New Lender

[    ]                                  [     ]

Address:                                Address:

Telephone:                              Telephone:

Facsimile:                              Facsimile:

Telex:                                  Telex:

Attn/Ref:                               Attn/Ref:






(1) As at the date of the Transfer Certificate.

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.   INTERPRETATION

     In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.   TRANSFER

     The Existing Lender requests the New Lender to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Existing Lender under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the New Lender shall pay to the Existing Lender the Settlement Amount as specified in the pricing letter between the Existing Lender and the New Lender dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.   EFFECTIVENESS OF TRANSFER

     The New Lender hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.   NEW LENDER'S UNDERTAKING

     The New Lender hereby undertakes with the Agent and the Existing Lender and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.   PAYMENTS

5.1  PLACE

     All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2  FUNDS

     Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.   THE AGENT

     The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.   ASSIGNMENT OF RIGHTS

     The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns PROVIDED THAT neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.   GOVERNING LAW AND JURISDICTION

     The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

     Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER

To:    [Citibank International plc] as Agent

From:  [Subsidiary] and Company

Dated:

Dear Sirs


    HARMONY GOLD MINING COMPANY LIMITED -- US$80,000,000 LOAN NOTE FACILITY
          AGREEMENT DATED [        ] 2002 (THE "FACILITY AGREEMENT")

1. We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement as an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.   [Subsidiary's] administrative details are as follows:

     Address:

     Fax No:

     Attention:

4.   This letter is governed by English law.

     This Guarantor Accession Letter is entered into by a deed.

     [Company]                       [Subsidiary]

                                   SCHEDULE 7

                           FORM OF RESIGNATION LETTER

To:    [Citibank International plc] as Agent

From:  [resigning Obligor] and [Company]

Dated:

Dear Sirs


    HARMONY GOLD MINING COMPANY LIMITED -- US$80,000,000 LOAN NOTE FACILITY
          AGREEMENT DATED [        ] 2002 (THE "FACILITY AGREEMENT")

1. We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 24.5 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a Guarantor under the Facility Agreement.

3.   We confirm that:

     (a) no default is continuing or would result from the acceptance of this request; and

     (b)  [           ]*


4.   This letter is governed by English law.

     [Company]                       [Subsidiary]

     By:                             By:



*Insert any other conditions required by the Facility Agreement.

                                   SCHEDULE 8
                         FORM OF COMPLIANCE CERTIFICATE

To:   [Citibank International plc] as Agent

From: [Company]

Dated:

Dear Sirs

    HARMONY GOLD MINING COMPANY LIMITED -- US$80,000,000 LOAN NOTE FACILITY
             AGREEMENT DATED [    ] 2002 (THE "FACILITY AGREEMENT")

1. We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.   We confirm that as at [Quarter Date]:

     (a)  CONSOLIDATED EBITDA TO DEBT SERVICE
          the ratio of Consolidated EBITDA to Debt Service for the Relevant
          Period ending on [Quarter Date] was: [      ]:1;

     (b)  CONSOLIDATED BORROWINGS TO CONSOLIDATED EBITDA
          the ratio of Consolidated Borrowings to Consolidated EBITDA for the
          Relevant Period ending on [Quarter Date] was: [      ]:1;

     (c)  CONSOLIDATED TANGIBLE NET WORTH
          Consolidated Tangible Net Worth was ZAR [     ];

     and attach calculations showing how these figures were calculated.

3.   [We also confirm that:

     (a) the aggregate (without double counting) SA Guarantor EBITDA (as defined in Clause 24.2 (Additional Guarantors)) for the Relevant
          Period ending on [Quarter Date] was [   ]% of the SA Group EBITDA (as
          defined in Clause 24.2 (Additional Guarantor)) for that Relevant Period; and

     (b)  the aggregate gross assets (without double counting) of the Guarantors
          incorporated in South Africa as at [Quarter Date] was [   ]% of the
          aggregate gross assets of the members of the Group incorporated in South Africa as at such date.

          [NOTE: THIS PARAGRAPH 4 ONLY TO BE GIVEN WITH FINANCIAL YEAR STATEMENTS]]

4.   [We confirm that no Default is continuing.]*

Signed: .......................

     [Financial Director]
     Of
     [Company]


[insert applicable certification language]






* If this statement cannot be made, the certificate should identify and Default that is continuing and the steps, if any, that are being taken to remedy it.

..................
for and on behalf of
[name of auditors of the Company]
[NOTE: AUDITORS TO SIGN CERTIFICATE RELATING TO FINANCIAL YEAR STATEMENTS]

                                   SCHEDULE 9

                    LMA FORM OF CONFIDENTIALITY UNDERTAKING


                      LMA CONFIDENTIALITY LETTER (SELLER)


                  [LETTERHEAD OF SELLER/SELLER'S AGENT/BROKER]


To:
    --------------------------------




    --------------------------------



          [insert name of Potential Purchaser/Purchaser's agent/broker]



Re: THE AGREEMENT

------------------------------------
BORROWER: HARMONY GOLD W.A. PTY LIMITED

DATE:   [           ]

AMOUNT: US$80,000,000

AGENT:  [CITIBANK INTERNATIONAL PLC]
------------------------------------


Dear Sirs

We understand that you are considering [acquiring]/[arranging the acquisition of] an interest in the Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)]c below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.   Permitted Disclosure We agree that you may disclose Confidential
     Information:

     (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

     [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

     [(b/c)]c subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

     [(c/d]c (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)]c or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]c above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

     (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

     (b) we [or our principal](d) or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,](d) the Borrower and each other member of the Group.

10.  Third party rights

     (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

     (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

     "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

     "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

     "PERMITTED PURPOSE" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of] considering and evaluating whether to enter into the Acquisition; and

     "PURCHASER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

     Please acknowledge your agreement to the above by signing and returning the enclosed copy.

     Yours faithfully


     ................


     For and on behalf of

     [Seller/Seller's agent/broker]

     To:   [Seller]
           [Seller's agent/broker]
           The Borrower and each other member of the Group

     We acknowledge and agree to the above:


     .................


     For and on behalf of

     [POTENTIAL PURCHASER/PURCHASER'S AGENT/BROKER]

                                  SCHEDULE 10

                                   TIMETABLES


                                                        LOAN NOTE ADVANCES IN US
                                                                 DOLLARS
Delivery of a duly completed Utilisation Request                   U-3
(Clause 5.1 (Delivery of a Utilisation Request) or
a Selection Notice (Clause 9.1 (Selection of                    9:30 a.m.
Interest Periods))

Agent notifies the Lenders of the Loan Note Advance                U-3
in accordance with Clause 5.4 (Lenders' participation)
                                                                3:00 p.m.

LIBOR is fixed                                    Quotation Day as of 11:00 a.m.


"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                  SCHEDULE 11

                              LOAN NOTE PROVISIONS


1.   PROVISION OF AUSTRALIAN BUSINESS NUMBERS

     Any Finance Party that is acting through an office in Australia shall, if required by an Obligor in order to ensure that payments by the Obligor to that Finance Party under or in connection with the Finance Documents can be made without deduction or withholding, promptly provide its Australian Business Number to the Obligor through the Agent.


2.   RESTRICTIONS ON OFFERS AND SALES OF LOAN NOTES

     (a) Each Lender represents and agrees that it has not and will not directly or indirectly offer, sell, transfer or deliver Loan Notes or distribute any prospectus, circular, advertisement or other offering material relating to the Loan Notes in any jurisdiction, except under circumstances that will result in compliance with the laws and regulations of that jurisdiction.

     (b)  Each Lender represents and agrees that it:

          (i) has not offered or invited applications, and will not offer or invite applications, for the issue, sale or purchase of Loan Notes in Australia (including an offer or invitation which is received by a person in Australia); and

          (ii) has not distributed or published, and will not distribute or publish, any offering material or advertisement relating to the Loan Notes in Australia;

          unless:

          (iii) the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with
                 Part 6D.2 of the Corporations Act; and

          (iv) such action complies with all applicable laws and regulations.

     (c) Each Lender agrees that it will not offer Loan Notes for subscription to any person if, at the time of such offer, the employees of the Lender aware of, or involved in, the offer knew or had reasonable grounds to suspect that, as a result of such offer, any Loan Notes or an interest in any Loan Notes were being, or would later be, acquired (directly or indirectly) by an Associate of the Borrower for the purposes of Section 128F(5) of the Australian Tax Act.

     (d)  Each Lender represents:

          (i) that it is and, at the time of the offer and issue of any Loan Notes, with be acting as a Lender in the course of carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets;

          (ii) except as disclosed to the Borrower, that it is not, and at the time it acquires a Loan Note it will not be, so far as it is aware, an Associate of any other person which was offered a Loan Note, the Mandated Lead Arranger or the Borrower,

          and agrees to provide, on written request, so far as it is reasonably able to do so, any other information relating to the offer for subscription of Loan Notes as may reasonably be required by the Borrower in order to establish that payments of interest are exempt from withholding tax under section 128F of the Australian Tax Act, PROVIDED THAT in no such circumstances shall a Lender be obliged to disclose any information, the disclosure of which would be contrary to, or prohibited by, any relevant law, regulation or directive or confidentiality agreement binding on the Lender.

3.   BORROWER'S REPRESENTATIONS

     The Borrower represents and undertakes to the Finance Parties that:

     (a) it is resident in Australia on the date of this Agreement and the date of offer for subscription of each Loan Note; and

     (b) it will be resident in Australia on each interest payment date and the date when any interest due under any Loan Note is actually paid.

4.   LIMIT ON RESPONSIBILITY

     Neither the Borrower nor the Agent have any responsibility for, and each Lender must obtain, all authorisations required by it for the subscription, offer, sale or transfer by it of Loan Notes under applicable laws and regulations in any jurisdiction to which the Lender is subject or in which it makes any offer, sale or transfer of Loan Notes.

5.   REGISTERED FORM

     (a) Each Loan Note is to be in registered form. Except for the Loan Note Deed Poll no certificate will be issued in respect of a Loan Note, unless required by law.

     (b) Each Loan Note will acknowledge a Lender's Commitment, a principal amount outstanding and an Available Commitment and will be allocated and bear a serial number in the Register.

6.   ISSUE OF LOAN NOTES BY INITIAL INSCRIPTION IN REGISTER

     The issue of each Loan Note is effected by the initial inscription of the details of the Loan Note in the Register by the Agent.

7.   EFFECT OF INITIAL INSCRIPTION

     The initial inscription in the Register in respect of a Loan Note will be made on the First Utilisation Date and constitutes:

     (a)  the issue of the relevant Loan Note;

     (b) an acknowledgement by the Borrower of the indebtedness of the Borrower to the relevant Original Lender in respect of that Loan Note under the Loan Note Deed Poll;

     (c) an undertaking by the Borrower to the relevant Original Lender to make all payments of principal, interest and fees in respect of the Loan
          Note in accordance with this Agreement and the Loan Note Deed Poll;
          and

     (d) an entitlement to the other benefits given under the Loan Note Deed Poll in respect of the relevant Loan Note.

8.   EFFECT OF FURTHER INSCRIPTION

     The inscription in the Register in respect of a Loan Note will be made on any transfer in accordance with Clause 23 (Changes to the Lenders) of the Agreement and constitutes:

     (a)  the transfer of the relevant Loan Note;

     (b) an acknowledgement by the Borrower of its indebtedness to the relevant Lender in respect of that Loan Note under the Loan Note Deed Poll;

     (c) an undertaking by the Borrower to the relevant Lender to make all payments of principal, interest and fees in respect of the relevant Loan Note in accordance with this Agreement and the Loan Note Deed Poll; and

     (d) an entitlement to the other benefits given under the Loan Note Deed Poll in respect of the relevant Loan Notes.

9.   APPOINTMENT OF AGENT

     (a) The Agent is appointed by the Borrower as agent for the Borrower in connection with the Loan Notes to act as the registrar in respect of the Loan Notes on the terms and conditions of this Agreement and the Loan Note Deed Poll.

     (b) The Agent acts as agent of the Borrower and not as trustee and has no fiduciary duties in its capacity as agent. The Agent is not liable for its acts or omissions except in the case of fraud, negligence or wilful default.

     (c) The Agent agrees to act as agent of the Borrower in maintaining the Register and making entries in the Register.

10.   REGISTER

10.1  Establishment of Register

      The Agent will establish and maintain a register in England or any other place approved by the Borrower (taking into account stamp duty considerations).

10.2  The Register

      (a) The Agent shall inscribe the following information in the Register in respect of each Loan Note:

           (i)    the issue date of the Loan Note;

           (ii)   the serial number allocated to the Loan Note;

           (iii)  its outstanding principal amount;

           (iv)   Loan Note Advance[s] and Available Commitment;

           (v) the name and address of the Original Lenders and each subsequent Lender;

           (vi) the account or address in Australia or outside Australia of the Lender to which payments are to be made;

           (vii) details of all transfers or assignments, advances, repayments, prepayments and redemption of all or part of the Loan Note; and

           (viii) such other information that the Borrower considers necessary or desirable to be recorded in the Register in relation to the Loan Note.

      (b) The Agent shall update the Register to note changes to any of the details referred to in paragraph (a) above.

10.3  Register is paramount

      (a) The Borrower and the Agent shall recognise the Lender whose name appears in the Register as the absolute owner of the Loan Notes inscribed in its name on the Register without regard to any other record or instrument.

      (b) No notice of any trust or other interest in any Loan Note will be entered on the Register. Neither the Borrower nor the Agent need take notice of any other interest in, or claim to, a Loan Note, except as ordered by a court of competent jurisdiction or required by law.

10.4  Inspection of Register

      Each Lender, the Borrower and the Guarantors may inspect the Register on prior reasonable notice (of at least three Business Days) to the Agent between 9.30 a.m. and 4.30 p.m. on any day on which banks are generally open for business in the place where the Register is kept.

10.5  Rectification of Register

      If the Borrower or any Lender gives notice of any error, omission, defect or misdescription in the Register, the Agent must (acting in good faith on such notice) rectify the Register promptly following such notification.

10.6  Certified extracts from Register available

      The Borrower agrees, on request by a Lender, to procure that the Agent provides (and the Agent agrees so to provide) to that Lender a certified extract of the particulars as required by paragraph 10.2 of this Schedule 11 entered in the Register in relation to that Lender and the Loan Notes held by it.

10.7  Agent to Act

      The Agent agrees to exercise the rights, remedies, powers and discretions and perform the obligations which are specifically delegated to or conferred on it in accordance with this Schedule 11. The Agent has no obligations except those expressly set out or referred to in this Agreement.

10.8  Resignation

      The Agent may resign as Agent by giving not less than thirty Business Days' prior notice to that effect to each of the other parties to this Agreement, PROVIDED THAT no such resignation shall be effective until a successor for the Agent is appointed in accordance with paragraph 10.9 of this Schedule 11.

10.9  Successor Agent

      If the Agent gives notice of its resignation pursuant to paragraph 10.8 of this Schedule 11, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by the Borrower with the consent of the Lenders during the period of notice specified in paragraph 10.8 of this Schedule 11 but, if no such successor is so appointed, the Agent may appoint such a successor itself.

10.10 Rights and Obligations

      If a successor to the Agent is appointed pursuant to paragraph 10.9 of this Schedule 11, then:

      (a) the retiring Agent shall be discharged from any further obligation under this Agreement and the Loan Note Deed Poll but shall remain entitled to the benefit of the provisions of this Schedule 11; and

      (b) its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

11.   INDEMNIFICATION

      The Borrower and the Guarantors shall from time to time on demand by the Agent, indemnify the Agent, against any and all reasonable costs, claims, issues, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent for the Borrower (as referred to in paragraph 9 (Appointment of Agent) of this Schedule 11) and the Loan Note Deed Poll.

12.   NO PROSPECTUS

      Each Lender acknowledges that no prospectus in relation to the Loan Notes has been lodged with or registered by the Australian Securities and Investments Commission or elsewhere.

13.   FINANCIERS TO OBSERVE LAWS

      Each Lender agrees to observe laws and regulations in any jurisdiction in which it may offer, sell, transfer or deliver Loan Notes.

14.   OBLIGATIONS IN RELATION TO PUBLIC OFFER

      (a) The Mandated Lead Arranger undertakes, represents and warrants to the Borrower that:

           (i) it has made offers on behalf of the Borrower for the subscription of Loan Notes and corresponding advances to each financial institution specified in the list agreed with the Borrower (being in aggregate at least 10 financial institutions) and each of which in its reasonable belief carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of section 128F(3)(a)(i) of the Australian Tax Act;

           (ii) the persons to whom such offers are made are not, it its knowledge, Associates of each other or of the Mandated Lead Arranger; and

           (iii) at the written request of the Borrower it will provide to the Borrower any information which is in its possession which the Borrower reasonably requests to assist the Borrower to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in connection with the Loan Notes and the payments of interest under the Loan Notes are exempt from withholding tax under that section of that Act (but, without prejudice to paragraph 14(a)(i) above, Mandated Lead Arranger does not represent or warrant that such test has been satisfied).

      (b) The Borrower confirms that no financial institution in the list referred to in paragraph 14(a)(i) of this schedule 11 was known or suspected by it before the date of this Agreement to be an Associate of the Borrower or of any other financial institution specified in that list and it will on or before the first Utilisation Date immediately advise the Mandated Lead Arranger or the Agent if any parties disclosed to it by the Mandated Lead Arranger or the Agent is known or suspected by it to be an Associate of the Borrower or of any other such financial institution.

                                  SCHEDULE 12

                         COVER LETTER FOR CONSTITUTION

         [HARMONY GOLD (AUSTRALIA) PTY LIMITED/HARMONY GOLD SECURITIES
                            PTY LIMITED LETTERHEAD]


[date]

Citibank International plc
P.O. Box 242
336, Strand
London WC2R 1HB

Attention: Cliff Posner


Dear Sir

US$80,000,000 LOAN NOTE FACILITY AGREEMENT DATED [ ] 2002 BETWEEN HARMONY GOLD MINING COMPANY LIMITED AS THE COMPANY, CITIBANK N.A. AS MANDATED LEAD ARRANGER, CITIBANK INTERNATIONAL PLC AS AGENT AND SECURITY TRUSTEE, THE ENTITIES DEFINED THEREIN AS BORROWER AND GUARANTORS AND THE FINANCIAL INSTITUTIONS DEFINED THEREIN AS LENDERS

We refer to the Memorandum of Deposit ("MEMORANDUM OF DEPOSIT") dated [ ] 2002 between [Harmony Gold (Australia) Pty Limited/Harmony Gold Securities Pty Limited] and Citibank International plc ("DEPOSITEE").

We enclose a certified copy of the constitution of [name of company]. Delivery of the enclosed constitution is intended to constitute deposit of such constitution with the Depositee as contemplated in clause 3.1 of the Memorandum of Deposit.

Yours faithfully


[Name]

For and on behalf of [Harmony Gold (Australia) Pty Limited/Harmony Gold Securities Pty Limited]

Encl

                                  SCHEDULE 13

                               EXISTING SECURITY

                                                                    TOTAL PRINCIPAL AMOUNT OF
NAME OF OBLIGOR            SECURITY                                 INDEBTEDNESS SECURED
---------------            ---------                                --------------------------
The Company                Security over gold held in the           US$9,900,000
                           Harmony Refinery and Beneficiation
                           Centre, Harmony Main Offices,
                           Remainder of Portion 3 of the Farm
                           Harmony 222, Private Road, Glen
                           Harmony, Virginia 9430 in the Free
                           State Province, South Africa in
                           favour of BAE Systems plc, securing
                           indebtedness under a loan agreement
                           dated 2 March 2001, evidenced by a
                           Notarial Covering Bond dated
                           22 March 2001 and made between the
                           Company and BAE Systems plc.

                                   SIGNATURES

THE COMPANY

HARMONY GOLD MINING COMPANY LIMITED

By:


Address:     James Park Complex
             Corner of Main Reef Road and Ward Avenue
             Block 27
             Randfontein
             Gauteng
             Republic of South Africa
             (P.O. Box 2, Randfontein 1760)
Fax:         +27 (0) 11 693 2411

E-mail:      fabbott@harmony.co.za

Attention:   Frank Abbott



THE BORROWER

HARMONY GOLD W.A. PTY LIMITED

By: /s/

a partner of Theodore Goddard, London (acting as attorney for Harmony Gold W.A. Pty Limited pursuant to a power of attorney dated 28th February 2002)

THE ORIGINAL GUARANTORS

HARMONY GOLD MINING COMPANY LIMITED

By:



RANDFONTEIN ESTATES LIMITED

By:

                                   SIGNATURES

THE COMPANY

HARMONY GOLD MINING COMPANY LIMITED

By:


Address:     James Park Complex
             Corner of Main Reef Road and Ward Avenue
             Block 27
             Randfontein
             Gauteng
             Republic of South Africa
             (P.O. Box 2, Randfontein 1760)
Fax:         +27 (0) 11 693 2411

E-mail:      fabbott@harmony.co.za

Attention:   Frank Abbott



THE BORROWER

HARMONY GOLD W.A. PTY LIMITED

By: /s/

a partner of Theodore Goddard, London (acting as attorney for Harmony Gold W.A. Pty Limited pursuant to a power of attorney dated 28th February 2002)

THE ORIGINAL GUARANTORS

HARMONY GOLD MINING COMPANY LIMITED

By:



RANDFONTEIN ESTATES LIMITED

By:

                                   SIGNATURES

THE COMPANY

HARMONY GOLD MINING COMPANY LIMITED

By:            /s/ Frank Abbott


Address:       James Park Complex
               Corner of Main Reef Road and Ward Avenue
               Block 27
               Randfontein
               Gauteng
               Republic of South Africa
               (P.O. Box 2, Randfontein 1760)

Fax:           +27 (0) 11 693 2411

E-mail:        fabbott@harmony.ro.za

Attention:     Frank Abbott


THE BORROWER

HARMONY GOLD W.A. PTY LIMITED

By:


THE ORIGINAL GUARANTORS

HARMONY GOLD MINING COMPANY LIMITED

By:            /s/ Frank Abbott


RANDFONTEIN ESTATES LIMITED

By:            /s/ Frank Abbott

EVANDER GOLD MINES LIMITED

By:            /s/ Frank Abbott


KALAHARI GOLDRIDGE MINING COMPANY LIMITED

By:            /s/ Frank Abbott



LYDENBURG EXPLORATION LIMITED

By:            /s/ Frank Abbott


THE MANDATED LEAD ARRANGER

CITIBANK, N.A.

By:

Address:       33 Canada Square
               Canary Wharf
               London E14 5LB

Fax:           020 7986 8278



THE AGENT

CITIBANK INTERNATIONAL plc

By:

Address:       P.O. Box 242
               336, Strand
               London WC2R 1HB

Fax:           020 7500 4482/4484

Telex:         940500

E-mail:        cliff.posner@citicorp.com

Attention:     Cliff Posner

EVANDER GOLD MINES LIMITED

By:


KALAHARI GOLDRIDGE MINING COMPANY LIMITED

By:



LYDENBURG EXPLORATION LIMITED

By:



THE MANDATED LEAD ARRANGER

CITIBANK, N.A.

By:         /s/ Murat Demirel


Address:    33 Canada Square
            Canary Wharf
            London E14 5LB

Fax:        020 7986 8278


THE AGENT

CITIBANK INTERNATIONAL plc

By:         /s/ Murat Demirel


Address:    P.O. Box 242
            336, Strand
            London WC2R 1HB

Fax:        020 7500 4482/4484

Telex:      940500

E-mail:     cliff.posner@citicorp.com

Attention:  Cliff Posner

THE SECURITY TRUSTEE

CITIBANK INTERNATIONAL plc

By:         /s/ Murat Demirel

Address:    P.O. Box 242
            336, Strand
            London WC2R 1HB

Fax:        020 7500 4482/4484

Telex:      940500

E-mail:     cliff.posner@citicorp.com

Attention:  Cliff Posner



THE LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:         /s/ Murat Demirel


CITIBANK, N.A.

By:         /s/ Murat Demirel


SOCIETE GENERALE

By:         /s/ Murat Demirel



N M ROTHSCHILD & SONS LIMITED

By:

THE SECURITY TRUSTEE

CITIBANK INTERNATIONAL plc

By:

Address:    P.O. Box 242
            336, Strand
            London WC2R 1HB

Fax:        020 7500 4482/4484

Telex:      940500

E-mail:     cliff.posner@citicorp.com

Attention:  Cliff Posner



THE LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:


CITIBANK, N.A.

By:


SOCIETE GENERALE

By:



N M ROTHSCHILD & SONS LIMITED

By: /s/


28/02/02

ABSA ASIA LIMITED

ABSA ASIA LIMITED

By:  /s/ Murat Demirel


RMB INTERNATIONAL (DUBLIN) LIMITED

By:  /s/ Murat Demirel


STANDARD FINANCE (ISLE OF MAN) LIMITED

By:  /s/ Murat Demirel